Exhibit 10.8

Execution Version

LEASE

BETWEEN

ARCELLX, INC., AS TENANT

AND

TFG WEST WATKINS PROPERTY, LLC, AS LANDLORD

25, 35 & 45 WEST WATKINS MILL ROAD

GAITHERSBURG, MARYLAND

The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Execution Version

(i)

Execution Version

ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE		26
10.1	Tenant’s Indemnity	26
10.2	Tenant Insurance	27
10.3	Tenant’s Risk	28
10.4	Landlord’s Insurance	28
10.5	Waiver of Subrogation	28

ARTICLE 11 FIRE, EMINENT DOMAIN, ETC		29
11.1	Landlord’s Right of Termination	29
11.2	Restoration; Tenant’s Right of Termination	29
11.3	Abatement of Rent	30
11.4	Eminent Domain	30

ARTICLE 12 HOLDING OVER; SURRENDER		31
12.1	Holding Over	31
12.2	Surrender of Premises	32

ARTICLE 13 RIGHTS OF MORTGAGEES; TRANSFER OF TITLE		33
13.1	Rights of Mortgagees or Ground Lessor	33
13.2	Assignment of Rents and Transfer of Title	34
13.3	Notice to Mortgagee	34

ARTICLE 14 DEFAULT; REMEDIES		35
14.1	Tenant’s Default	35
14.2	Landlord’s Remedies	36
14.3	Additional Rent	39
14.4	Remedying Defaults	39
14.5	Remedies Cumulative	39
14.6	Enforcement Costs	39
14.7	Waiver	39
14.8	Security Deposit	40
14.9	Landlord’s Default	44
14.10	Independent Covenants	44

ARTICLE 15 MISCELLANEOUS PROVISIONS		44
15.1	Landlord’s Rights of Access	44
15.2	Covenant of Quiet Enjoyment	45
15.3	Landlord’s Liability	45
15.4	Estoppel Certificate	46
15.5	Brokerage	46
15.6	Rules and Regulations	46
15.7	Financial Statements	46
15.8	Intentionally Deleted	47
15.9	Intentionally Deleted	47
15.10	Invalidity of Particular Provisions; Saving Clause	47
15.11	Provisions Binding, Etc	47
15.12	Recording	47
15.13	Notice	47
15.14	Authority	48
15.15	When Lease Becomes Binding; Entire Agreement; Modification	48
15.16	Paragraph Headings and Interpretation of Sections	49

(ii)

Execution Version

15.17	Joint and Several Liability; Successors and Assigns	49
15.18	Waiver of Jury Trial	49
15.19	Reservation	49
15.20	Prohibited Persons and Transactions	49
15.21	Time Is of the Essence	50
15.22	Multiple Counterparts; Entire Agreement	50
15.23	Governing Law	50

ARTICLE 16 OPTION TO EXTEND TERM		50
16.1	Extended Term	50
16.2	Determination of Fair Market Rental Value	50
16.3	Method for Calculating Fair Market Rental Value	51

ARTICLE 17 RIGHT OF FIRST OFFER		51
17.1	Available Space	51
17.2	Landlord’s Offer Notice; Acceptance by Tenant	52
17.3	Conditions to Exercise of Right by Tenant	52

ARTICLE 18 TENANT’S TERMINATION OPTION		53
18.1	Termination Option	53
18.2	Termination Fee	53

EXHIBIT A Location Plan of Premises		A-1

EXHIBIT B Plan of the Property		B-1

EXHIBIT C Work Letter		C-1

EXHIBIT D Commencement Date Letter		D-1

EXHIBIT E Operating Expenses		E-1

EXHIBIT F Rules and Regulations of Building		1

EXHIBIT G SNDA		1

(iii)

L E A S E

THIS LEASE is dated as of October 5th, 2018 (the “Execution Date”) between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1

BASIC DATA; DEFINITIONS

1.1    Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: TFG West Watkins Property, LLC, a Delaware limited liability company

Landlord’s Notice Address:

TFG West Watkins Property, LLC

c/o Tritower Financial Group, LLC

60 State Street, 22nd Floor

Boston, Massachusetts 02109

Attention: Todd Twombly

Tenant: Arcellx, Inc., a Delaware corporation

Tenant’s Notice Address:

Arcellx, Inc.

25 West Watkins Mill Road

Gaithersburg, Maryland

20878 Attention: CEO

Guarantor: None

Building: That certain building located at and numbered as 25 West Watkins Mill Road, Gaithersburg, Maryland.

Buildings: The Building together with those certain buildings located at and numbered as 35 and 45 West Watkins Mill Road, Gaithersburg, Maryland.

Property: The land located in Gaithersburg, Maryland, together with the Buildings and other improvements thereon, as shown on Exhibit B attached hereto.

Rentable Area of the Building: Agreed to be 32,317 square feet.

Rentable Area of the Buildings: Agreed to be 138,938 square feet.

Premises: The portion of the first (1st) floor of the Building shown on the location plan attached hereto as Exhibit A.

Premises Rentable Area: Agreed to be 13,571 square feet.

Execution Version

Commencement Date: The date by which Landlord has delivered possession of the Premises to Tenant.

Rent Commencement Date: The date that occurs six (6) months after the Commencement Date (such six (6) month period hereinafter referred to as the “Build-Out Period”). Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business during the Build-Out Period, such date of occupancy shall, for all purposes of this Lease, be the Rent Commencement Date. Promptly upon the occurrence of the Rent Commencement Date, Landlord and Tenant shall execute and deliver a letter designating the Rent Commencement Date substantially in the form attached hereto as Exhibit D, but the failure by either party to execute and deliver such a letter shall have no effect on the Rent Commencement Date, as hereinabove determined.

Basic Rent Commencement Date: The date that occurs seven (7) months after the Rent Commencement Date.

Basic Rent: The Basic Rent is as follows:

RENTAL PERIOD	ANNUAL BASIC RENT	MONTHLY PAYMENT
Lease Year 1*	$447,843.00	$37,320.25
Lease Year 2*	$459,039.08	$38,253.26
Lease Year 3	$470,515.05	$39,209.59
Lease Year 4	$482,277.93	$40,189.83
Lease Year 5	$494,334.88	$41,194.57
Lease Year 6	$506,693.25	$42,224.44
Lease Year 7	$519,360.58	$43,280.05
Lease Year 8	$532,344.59	$44,362.05
Lease Year 9	$545,653.21	$45,471.10
Lease Year 10	$559,294.54	$46,607.88
Lease Year 11	$573,276.90	$47,773.08

*	Subject to Section 3.1, below.

Tenant’s Proportionate Share: 9.76% (which is based on the ratio of (a) Premises Rentable Area to (b) Rentable Area of the Buildings).

Tenant’s Building Share: 41.99% (which is based on the ratio of the (a) Premises Rentable Area to (b) Rentable Area of the Building).

Security Deposit: $111,960.75, to be held and disposed of as provided in Section 14.8.

Term: The period commencing on the Commencement Date and expiring at the close of the last day of the one hundred twenty sixth (126th) full calendar month thereafter, including any partial month, if applicable. The Term shall include any extension thereof that is expressly provided for by this Lease that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

Execution Version

Initial General Liability Insurance: $5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

Permitted Use: General office, laboratory, and research and development uses (and uses customarily accessory to the foregoing), all in accordance with all applicable Laws, in compliance with the use and occupancy certificate issued for the Building, and consistent with the character of a first class office/laboratory building.

1.2    Additional Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance of Future Performance: As defined in Section 14.2.

Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Allowance: As defined in Section 5.2(g).

Alterations: As defined in Section 5.2.

Bankruptcy Code: As defined in Section 14.1.

Base Building: Shall mean all of the Structural Elements (as hereinafter defined) of the Building, the roof, the common building and core facilities of the Building, and the Base Building Systems serving the Building, but shall not include any Improvements relating to the Premises (whether existing or constructed by Landlord or Tenant), Alterations, the distribution portions of Base Building Systems which exclusively serve the Premises (whether located in the Premises or other areas of the Building), or other fixtures or personal property installed by or on behalf of Tenant or any party claiming by, through or under Tenant.

Base Building Systems: Shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, plumbing, fire control and suppression, sprinkler/life safety and security systems (to the extent installed by Landlord), the common acid neutralization system and tempered water system, and other common service systems of the Building.

Brokers: Scheer Partners (representing Landlord and Tenant)

Business Day: All days except Saturdays, Sundays, New Year’s Day, Martin Luther King Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day and any other weekday on which banks in Gaithersburg, Maryland are required to be closed.

Claims: As defined in Section 5.4(a).

Common Facilities: As defined in Section 2.2.

Comparable Buildings: Buildings in the MD-355/I-270 Montgomery County Technology Corridor of an age, size, quality, condition, offered amenities, use and type of building systems comparable to that of the Building.

Default Interest Rate: As defined in Section 3.1(a).

Execution Version

Electric Meter: As defined in Section 7.4(a).

Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, under, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

Environmental Laws: All local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to all or any portion of the Property, including, without limitation, the Environment Article of the Annotated Code of Maryland (“Environmental Code”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, the Federal Clean Air Act, 42 U.S.C. §7401 et seq., and the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq.

Event of Default: As defined in Section 14.1.

Exit Survey: As defined in Section 12.2(a).

Extended Term: As defined in Section 16.1.

Exterior Building Signage: As defined in Section 2.2(e).

Fair Market Rental Value: As defined in Section 16.3.

Force Majeure: Collectively and individually, strikes, lockouts or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, unusually adverse weather conditions, fire or other casualty, acts of terrorism or bioterrorism, civil commotion, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Gas Meter: As defined in Section 7.4(b).

Generator: As defined in Section 2.2(g).

Generator Area: As defined in Section 2.2(g).

Hazardous Materials: Shall mean chemicals, contaminants, pollutants, flammables, explosives, materials, wastes or other substances defined, determined or identified as hazardous or toxic under or otherwise controlled pursuant to any Environmental Laws, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws, any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any Environmental Laws relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended; any petroleum and/or petroleum by-products; any radioactive materials, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sec. 2011 et seq., as amended or hereafter amended; asbestos in any form or condition; lead-based paint hazards, i.e., any condition that causes exposure to lead from lead

Execution Version

contaminated dust, lead-contaminated soil, or lead contaminated paint that is deteriorated or present in accessible surfaces, friction surfaces or impact surfaces that would result in adverse human health effects as established by the appropriate Federal or State agency; any oil, petroleum products and their by-products as defined by Environmental Code, Section 4-401 et seq., as amended from time to time, and regulations promulgated thereunder; and any “hazardous substance” as defined by the Environmental Code Section 7-101, et seq., as amended from time to time, and regulations promulgated thereunder, which term “hazardous substance” shall include toxic, carcinogenic and flammable substances as defined by the Title 6 of the Environmental Code, as amended from time to time and regulations promulgated thereunder.

Hazardous Materials Documents: As defined in Section 5.4(b).

Improvements: As defined in Section 10.2.

Interim Space: Intentionally deleted.

Landlord Parties: As defined in Section 10.1.

Landlord’s Restoration Work: As defined in Section 11.2.

Landlord’s Work: As defined in Exhibit C.

Laws: All present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature that are applicable to the Property, including, without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities), and any amendments, modifications or changes to any of the foregoing.

Lease Year: Any twelve (12) month period during the Term of the Lease commencing as of the Commencement Date, or as of any anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then (i) the first Lease Year shall further include the partial calendar month in which the first anniversary of the Commencement Date occurs, and (ii) the remaining Lease Years shall be the successive twelve-(12)-month periods following the end of such first Lease Year.

OFAC: As defined in Section 15.20.

Operating Expenses: As defined in Section 9.1.

Operating Year: As defined in Section 9.1.

Parking Areas: As defined in Section 2.2(c).

Permitted Transfer: As defined in Section 6.1(b).

Plans: As defined in Exhibit C.

Recapture Date: As defined in Section 6.5.

Rent: Basic Rent and Additional Rent, collectively.

Execution Version

Rooftop Area: As defined in Section 2.2(f).

Roof Use: As defined in Section 2.2(f).

Rules and Regulations: As defined in Section 2.2.

Specified Restoration Work: As defined in Section 11.2.

Structural Elements: Shall mean the structural (i.e., load bearing) components of the Building’s footings, foundations, exterior structural walls, interior structural columns and other load-bearing elements of the Building.

Substantial Completion Date: As defined in Exhibit C.

Successor Landlord: As defined in Section 13.1.

Superior Lease: As defined in Section 13.1.

Superior Lessor: As defined in Section 13.1.

Superior Mortgage: As defined in Section 13.1.

Superior Mortgagee: As defined in Section 13.1.

Tangible Net Worth: Shall mean total assets minus intangible assets (including, without limitation, goodwill, patents and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles.

Taxes: As defined in Section 8.1.

Tax Year: As defined in Section 8.1.

Tenant’s Removable Property: As defined in Section 5.2.

Tenant’s Restoration Work: As defined in Section 11.2.

Tenant’s Work: As defined in Exhibit C.

Tenant’s Delay: As defined in Exhibit C.

Tenant Party: As defined in Section 5.4(a).

Transfer: As defined in Section 6.1(a).

Transferee: As defined in Section 6.1(a).

Transfer Notice: As defined in Section 6.2(a).

1.3    Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Execution Version

Exhibit A – Location Plan of the Premises

Exhibit B – Plan of the Property

Exhibit C – Work Letter

Exhibit D – Commencement Date Letter

Exhibit E – Operating Expenses

Exhibit F – Rules and Regulations

Exhibit G – SNDA

ARTICLE 2

PREMISES AND APPURTENANT RIGHTS

2.1    Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

2.2    Appurtenant Rights and Reservations

(a)    Tenant shall have, as appurtenant to the Premises, the non-exclusive license to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and lobbies of such floor, each as made available by Landlord from time to time for use in common by tenants of the Building; (ii) the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures; (iii) the autoclave and glasswasher installed as part of Landlord’s Work, as more particularly described in Exhibit C, and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Property (the “Common Facilities”); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.6 (the “Rules and Regulations”) and to the right of Landlord to designate and change from time to time such areas and facilities so to be used (provided that such changes do not materially adversely affect Tenant’s use of the Premises or Tenant’s parking rights and do not materially increase the obligations or materially decrease the rights of Tenant under this Lease). Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion

(b)    Excepted and excluded from the Premises and the Common Facilities are the floor slab, demising walls and perimeter walls and exterior windows (except the inner surfaces of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises and only to the extent reasonably necessary) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may reasonably require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease. Tenant shall have no right to access and use the fan, meter and sprinkler rooms, janitorial, electrical, telephone and telecommunications closets, conduits, risers, plenum spaces, roof access ladders and other service areas of the Building without the prior written consent of Landlord.

Execution Version

(c)    Tenant shall have the license, on an unreserved, non-exclusive basis (except as otherwise set forth herein), to park in the portions of the surface parking area on the Property shown on the plan attached hereto as Exhibit H (collectively, the “Parking Areas”), in common with other tenants of the Buildings upon such terms and conditions as may be reasonably established by Landlord from time to time during the Term of this Lease. Tenant agrees not to overburden the Parking Areas and agrees to cooperate with Landlord and other tenants in use of the Parking Areas. For purposes of determining whether Tenant is overburdening the Parking Areas, Tenant shall be deemed to have a parking allocation of forty-one (41) parking spaces (which is based on a ratio of three (3) parking spaces for each one thousand (1,000) square feet of Premises Rentable Area), of which thirty-six (36) shall be unreserved and five (5) shall be reserved parking spaces in a mutually agreeable location. Tenant shall have the right to park in such allocated parking spaces regardless of how the remaining parking spaces are allocated to other tenants of the Buildings. Subject to such allocation, Landlord reserves the right in its sole, but reasonable, discretion to determine whether the Parking Areas are becoming overburdened. Landlord shall have the absolute right (i) to allocate and assign parking spaces among some or all of the tenants of the Buildings (and Tenant shall comply with any such parking assignments), (ii) to reconfigure the Parking Areas, and/or (iii) to modify the existing ingress to and egress from the Parking Areas as Landlord shall deem appropriate, as long as access to such Parking Areas is maintained after such modification is completed and further provided that Tenant’s parking allocation is not reduced. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights attributed hereby to Landlord. The parking rights allocated to Tenant pursuant to this Lease are provided to Tenant solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. The parking spaces initially will not be separately identified; however Landlord reserves the right to separately identify by signs or other markings the area or parking spaces to which Tenant’s parking rights relate. Landlord shall have no obligation to monitor the use of the Parking Areas, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Parking Areas. In the event Landlord elects, or is required by any Law, to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such rules and regulations as are from time to time established by Landlord, provided that in no event shall any such rules and regulations require the payment of fees for the use of the Parking Areas. In no event shall Tenant be required to pay a separate fee in connection with Tenant’s right to use the Parking Areas as set forth in this paragraph.

(d)    The designation or use from time-to-time of portions of the Property as Common Facilities shall not restrict Landlord’s use of such areas for buildings, structures and/or for retail or such other purposes in connection with and consistent with the operations of the Property as Landlord shall determine, Landlord hereby reserving the unrestricted right to build, add to, subtract from, lease, license, relocate and/or otherwise use (temporarily and/or permanently), any buildings, kiosks, other structures, parking areas, roadways or other areas or facilities anywhere upon the Property for such other purposes as Landlord shall determine, provided that the same do not materially adversely affect Tenant’s right to use the Premises for the Permitted Use or Tenant’s parking rights and do not materially increase Tenant’s obligations under this Lease.

(e)    Except for the Exterior Building Signage (as hereinafter defined), Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. For so long as no Event of Default exists hereunder, Tenant shall be permitted, at Tenant’s expense, to install an exterior sign containing Tenant’s (or in lieu thereof, a Permitted Transferee’s) name and logo on the exterior of the

Execution Version

Building in the location and dimensions shown on Exhibit I attached hereto (the “Exterior Building Signage”). The design, lighting, proportions, method of installation and color of such Exterior Building Signage shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld, delayed or conditioned) and shall be further subject to (i) all applicable Laws and (ii) Tenant obtaining all necessary permits and approvals therefor prior to installation of the same (including any approvals required by the Bennington Community Association). Tenant acknowledges and agrees that it shall be Tenant’s responsibility to repair, at Tenant’s expense, any damage caused to the Building by the installation, modification, or removal of the Exterior Building Signage (it being agreed that Landlord shall have the right to require Tenant to remove the same at the expiration or earlier termination of the Term) and to restore any areas of the Building impacted by installation or removal of the Exterior Building Signage. Tenant acknowledges and agrees that Tenant’s right to the Exterior Building Signage pursuant to this Section 2.2(e) is not on an exclusive basis and that Landlord may grant other tenants in the Property the right to signage on the Property and/or Buildings. In the event Tenant fails to satisfy the conditions set forth in the first sentence of this Section 2.2(e), Tenant agrees that, if requested by Landlord, it shall promptly remove the Exterior Building Signage at Tenant’s expense. The right to the Exterior Building Signage granted pursuant to this Section 2.2(e) may not be transferred to any third party occupying the Premises, except for any Permitted Transferee, without the prior approval of Landlord (which approval shall not be unreasonably withheld, delayed or conditioned).

ARTICLE 3

BASIC RENT

3.1    Payment.

(a)    Tenant shall pay Basic Rent and Additional Rent to Landlord, or as directed by Landlord, without offset, abatement (except as provided in Section 11.3), deduction or demand. Basic Rent shall be payable in equal monthly installments, commencing on the Basic Rent Commencement Date, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord’s Notice Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Notwithstanding the foregoing, the first monthly installment of Basic Rent shall be paid to Landlord upon execution and delivery of this Lease by Tenant. In the event that any installment of Basic Rent or any payment of Additional Rent is not paid when due, Tenant shall pay, in addition to any charges under Section 14.3, at Landlord’s request an administrative fee equal to five percent (5%) of the overdue payment. In addition to the foregoing, if payment of Basic Rent or Additional Rent or other charges due under this Lease is not made within ten (10) days after the date due, such past due amount shall bear interest from the date due until paid at a rate equal to the lesser of (i) a rate equal to eight percent (8%) and (ii) the highest rate permitted to be charged by applicable Law (the “Default Interest Rate”). Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof. Notwithstanding the foregoing, the first (1st) late payment of Rent in any given twelve (12) month period shall not incur an administrative fee or interest if, within five (5) days after written notice from Landlord, Tenant pays any overdue balance in full.

(b)    Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

Execution Version

ARTICLE 4

CONDITION OF PREMISES

4.1    Condition of Premises; Landlord’s Work. Except for Landlord’s Work, to be performed by Landlord in accordance with the provisions of Exhibit C, the Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord. Except for Landlord’s Work, Landlord shall have no obligation to perform any alterations or to make any improvements to the Premises to prepare them for Tenant’s occupancy. Tenant acknowledges that Tenant has inspected the Premises and Common Facilities and has found the same satisfactory. Notwithstanding anything in this Section to the contrary, if Tenant shall notify Landlord in writing during the Build-Out Period of any failure of any of the Base Building Systems serving the Premises, excluding those systems or components installed in connection with Landlord’s Work, to function in good working order and repair relative to how said system is designed to function and how the same (or a substantially similar) system would be expected to function in a comparable building, and Landlord (or Landlord’s contractor) determines in its reasonable discretion that the applicable defect existed prior to the Commencement Date and was not cause by the acts or omissions of Tenant, then Landlord shall repair or otherwise correct such failure at Landlord’s sole cost and expense (and not as an Operating Expense).

ARTICLE 5

USE OF PREMISES

5.1    Permitted Use. Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Use and for no other use without Landlord’s express written consent. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Buildings, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Buildings.

5.2    Installations and Alterations by Tenant.

(a)    Excluding the Tenant’s Work (the performance of which is instead subject to Exhibit C), Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, “Alterations”) in or to the Premises or any Base Building Systems serving the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve any portion of the Base Building or the Base Building Systems. Notwithstanding the foregoing, Tenant may construct non-structural Alterations in the Premises that do not adversely affect the Structural Elements or the Base Building Systems or safety of the Building without Landlord’s prior approval or notice to Landlord, if the cost of any such project does not exceed Fifty Thousand Dollars ($50,000). Any Alterations shall be in accordance with Landlord’s Rules and Regulations from time to time in effect and with plans and specifications meeting the requirements set forth in such Rules and Regulations and approved in advance by Landlord. All Alterations shall (i) be performed in a good and workmanlike manner using only new and only quality materials and in compliance with all applicable Laws; (ii) be made at Tenant’s sole cost and expense; (iii) become part of the Premises and the property of Landlord upon the expiration or earlier termination of the Term of this Lease unless Landlord otherwise notifies Tenant such Alteration must be removed as provided in Section 5.2(e) below; (iv) be made by contractors and subcontractors approved in advance by Landlord; and (v) be coordinated with any work being

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performed by Landlord in such a manner as not to damage the Building or interfere with the management, maintenance or operation of the Building. At Landlord’s request, Tenant shall, before any work estimated to cost in excess of One Hundred Fifty Thousand Dollars ($150,000.00) is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense. Tenant acknowledges and agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Landlord shall have the right to require that Tenant use Landlord’s designated structural contractor and architect for the Building for the design and performance of any Alterations affecting the Structural Elements and/or that Tenant use Landlord’s designated fire and life safety contractor and engineer for the Building to perform Tenant’s connection to the Building’s fire alarm system or any Alterations that affect the fire alarm or fire/life safety systems in the Building. In connection with Tenant’s performance of any Alterations, Tenant shall pay Landlord a construction oversight fee in an amount equal to one percent (1%) of the costs incurred by Tenant in connection with its performance of any such Alterations.

(b)    All articles of personal property and all business and trade fixtures, furniture, moveable partitions, freestanding cabinet work, machinery and equipment owned or installed by Tenant or any party claiming by, through or under Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Removable Property pursuant to this Lease, and to the extent that any Landlord’s lien in Tenant’s Removable Property may arise by Law, Landlord agrees to subordinate such lien and to confirm such subordination to any lender of Tenant by written agreement in form acceptable to Landlord. Any provision of this Lease to the contrary notwithstanding, Tenant shall be solely responsible for the ordering, delivery and installation of any telephone, telephone switching, telephone and data cabling, and Tenant’s Removable Property to be installed by or on behalf of Tenant in the Premises and for the removal of all telephone and data cabling and all other lines installed in the Building by or on behalf of Tenant or anyone claiming by, through or under Tenant at the expiration or earlier termination of the Term of this Lease.

(c)    Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event

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of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section 5.2, which obligation shall survive the expiration or termination of this Lease.

(d)    Intentionally deleted.

(e)    Landlord may, by written notice to Tenant prior to the expiration or earlier termination of the Term of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations (including the Security System and those Alterations which constitute Tenant’s Work, as such terms are defined below) in the Premises at the expiration or earlier termination of the Term and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding the foregoing, Tenant may, prior to making any Alterations, submit a written request for a determination by Landlord as to whether Tenant will be required to remove the Alterations from the Premises at the expiration of the Term in accordance with this paragraph, in which case Landlord shall notify Tenant in writing at the time that Landlord consents to such Alteration whether, in Landlord’s sole discretion, Tenant will be required to remove the subject Alterations from the Premises at the expiration of the Term. In the event that the Alterations deviate in any manner from the plans for such Alterations as they were consented to by Landlord, Landlord’s removal determination shall not be binding on Landlord. In no event shall Landlord be required to make a removal determination concerning Alterations for which Landlord has already given its consent in accordance with this Article 5. Notwithstanding anything to the contrary herein, in no event shall Landlord have the right to require Tenant to remove any Alterations in the Premises that constitute normal office improvements.

(f)    Tenant may, at its sole cost and expense and subject to the provisions of this Section 5.2, install an electronic card key system or similar type of security system (“Security System”) within the Premises and/or immediately outside the doors to the Premises for the exclusive use of Tenant and Tenant’s employees. The Security System shall be provided by a company reasonably acceptable to Landlord. Tenant shall furnish Landlord with a copy of all key codes or access cards to allow Landlord access to the Premises as set forth in this Lease. Additionally, Tenant shall ensure that the Security System shall comply with all applicable Laws, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against, any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from the Security System or the malfunctioning thereof in accordance with Tenant’s indemnity obligations set forth herein.

5.3    Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Use. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

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5.4    Hazardous Materials.

(a)    Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Property in violation of applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (i) Tenant breaches such obligation, (ii) the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, (iii) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder as a result of the actions of a Tenant Party, or (iv) contamination of the Property occurs as a result of Hazardous Materials that are placed on or under or are released into the Property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) (“Claims”) of any kind or nature, including (w) diminution in value of the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, (y) damages arising from any adverse impact on marketing of space in the Property or any portion thereof and (z) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any governmental authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Property as a result of the actions of a Tenant Party. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused by any Tenant Party results in any contamination of the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination, as and to the extent required by an independent third party state-certified professional with appropriate expertise in such Hazardous Materials cleanup and who is reasonably acceptable to Landlord; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property. Tenant’s obligations under this Section 5.4 shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

(b)    Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Laws and Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (i) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any Environmental Laws, (ii) a list of any and all approvals or permits from governmental authorities required in connection with the presence of such Hazardous Material at the Premises and (iii) correct and complete copies of (x) notices of violations of applicable Laws related to Hazardous Materials and (y) plans relating to the installation of any storage tanks to be installed in, on, under or about the Property (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Property for the closure of any such

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storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless there are any changes to the Hazardous Materials Documents or Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section 5.4 to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Tenant’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with applicable Laws. In the event that a review of the Hazardous Materials Documents indicates Tenant’s non-compliance with this Lease or applicable Laws (including without limitation any failure by Tenant to cause the Tenant Parties to comply with the requirements of this Lease), Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or a Tenant Party’s or Parties’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

(c)    At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of Tenant’s obligations under this Lease.

(d)    If storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other steps necessary or required under the applicable Laws. Tenant shall have no responsibility or liability for storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section 5.4.

(e)    Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

(f)    Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any Hazardous Materials that are Tenant’s responsibility hereunder, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 12.1.

(g)    Landlord represents that, to the best of its knowledge, Landlord has not received written notice of the presence within the Building and Premises of any Hazardous Materials in violation of applicable Environmental Laws. In the event that (i) any unlawful levels or concentrations of

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Hazardous Materials are found to exist in the Premises, and (ii) applicable laws and regulations require that the same be removed or remediated in order for the Premises to be used for the Permitted Use, and (iii) such Hazardous Materials were not brought into or onto the Premises or released or otherwise introduced by Tenant or by a Tenant Party or Parties, then as between Landlord and Tenant, Landlord hereby agrees to undertake such action as may be required by such applicable law or regulation. Nothing herein shall limit Landlord’s right to pursue any third party or parties (and Tenant shall reasonably cooperate with Landlord in such effort) or to contest by any lawful means the removal or remediation requirement or to seek a stay or delay in any enforcement action.

5.5    Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Property (including persons legally present in any outdoor areas of the Property) be subjected to odors or fumes (whether or not noxious), and that the Building and the Property will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

(a)    Tenant shall not cause or permit any Tenant Party or Parties to cause (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises or the Rooftop Area.

(b)    Landlord makes no representation or warranty concerning the suitability of any ventilation system existing in the Building as of the Commencement Date for Tenant’s operations in the Premises. To the extent that any such system exists as of the Commencement Date or is otherwise installed pursuant to Exhibit C of this Lease, Tenant shall vent the Premises through such system. If Landlord at any time reasonably determines that any existing ventilation system is inadequate, Tenant shall in compliance with applicable Laws install, upgrade, or repair any such system to provide for adequate ventilation of the Premises. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges Landlord’s legitimate desire to maintain the Property (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a reasonable manner that goes beyond the requirements of applicable Laws.

(c)    Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to substantially remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises or the Rooftop Area. Any work Tenant performs under this Section 5.4 shall constitute Alterations.

(d)    Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of any future Alterations shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

(e)    If Tenant fails to install satisfactory odor control equipment as required hereunder within thirty (30) days after Landlord’s demand made at any time pursuant to this Section 5.5, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause such odors,

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fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product or substance causes odors, fumes or exhaust in violation of this Section 5.5, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment reasonably satisfactory to Landlord.

ARTICLE 6

ASSIGNMENT AND SUBLETTING

6.1    Prohibition.

(a)    Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each case, the prior written consent of Landlord (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be a Transfer of this Lease and subject to the provisions of this Article 6. A Transfer under this Article 6 shall also include a sale or other transfer (by one or more transfers) of any of the following: the voting stock, partnership interests, membership or other equity interests in Tenant (or any other mechanism such as the issuance of additional stock or the creation of additional partnership or membership interests) which results in a change of greater than fifty percent (50%) of such ownership interest of Tenant (a “Change of Control”), as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a national securities exchange (as defined in the Securities Exchange Act of 1934), the transfer of equity interests in Tenant on a national securities exchange shall not be deemed an assignment within the meaning of this Article; provided, however, that if Tenant is a corporation the outstanding stock of which is listed on a national securities exchange, then any private purchase or buyout of stock shall be deemed a Change of Control under this Article 6.

(b)    Notwithstanding the foregoing, Landlord’s consent shall not be required, and Section 6.4 shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant, or (z) a Change of Control (each, a “Permitted Transfer”); provided and only on condition that in any such event:

(i)    the successor to Tenant pursuant to subparts (x) and (z) above has a net worth, computed in accordance with generally accepted accounting principles consistently applied, which is not materially less than the Tangible Net Worth of Tenant immediately prior to such merger, consolidation or transfer, and the successor to Tenant pursuant to subpart (y) above has a net worth, computed in accordance with generally accepted accounting principles consistently applied, sufficient to satisfy Tenant’s remaining obligations under this Lease, as reasonably determined by Landlord,

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(ii)    proof satisfactory to Landlord of the Tangible Net Worth of both the transferee and Tenant shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction,

(iii)    the transfer is for a valid business purpose of Tenant and is not a subterfuge for the provisions of this Article 6, and

(iv)    the transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

6.2    Landlord’s Consent.

(a)    If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred, (iii) all of the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Premises.

(b)    Within fifteen (15) days of after receipt of a Transfer Notice, Landlord shall notify Tenant of its intent to either grant or withhold its consent to the proposed Transfer, said consent not to be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(i)    There shall not be an Event of Default that remains uncured;

(ii)    In Landlord’s reasonable judgment the proposed Transferee is engaged in a business which is in keeping with the then standards of the Building and Property and the proposed use is limited to the Permitted Use;

(iii)    The proposed Transferee is a reputable entity and has sufficient financial worth and stability in light of the responsibilities to be undertaken, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

(iv)    Neither (A) the proposed Transferee nor (B) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is then an occupant of any part of the Property, and Landlord determines that it will not as of the proposed commencement of the Transfer have adequate available space to meet the Transferee’s needs;

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(v)    The proposed Transferee is not a person or entity with whom Landlord is then, or during the preceding six (6) months has been, actively negotiating to lease space at the Property;

(vi)    The proposed Transfer shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

(vii)    Tenant shall not have publicly advertised or publicized in any way the availability of the Premises at rental rate less than the base rent and additional rent at which Landlord is then offering to lease other space located in the Building without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(viii)    With respect to a proposed sublease, the proposed sublease involves, in Landlord’s reasonable judgment, a portion of the Premises which is independently leasable space;

(ix)    The holder of any Superior Mortgage and/or Superior Lease, as applicable, consents to such Transfer (to the extent such consent is required pursuant to the applicable lease or financing documents, as the case may be); and

(x)    Neither the identity nor business of the proposed Transferee would cause Landlord to be in violation of any covenant or restriction contained in another lease at the Property.

6.3    Acceptance of Rent. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time during the pendency of an Event of Default, collect rent and other charges from the Transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such Transfer, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the Transferee as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular Transfer or other act for which Landlord’s consent is required under paragraph (a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such Transfer or other act or the continuing liability of the original named Tenant. No Transfer hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular Transfer if the Transfer does not provide that the Transferee agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.4    Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such Transfer, net only of reasonable expenses actually incurred by Tenant in connection with such Transfer for brokerage commissions, attorney’s fees, improvement expenses and allowances, exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

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6.5    Intentionally Deleted.

6.6    Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant (such costs not to exceed $2,500, provided that Tenant agrees to use Landlord’s standard form of consent without making material changes thereto). Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents during the pendency of an Event of Default; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

ARTICLE 7

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1    Landlord Repairs.

(a)    Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, the Base Building and Base Building Systems (but specifically excluding any equipment or systems (including, without limitation, any heating, ventilation or air conditioning) exclusively serving the Premises, or installed at Tenant’s request or as a result of Tenant’s requirements in excess of Building standard design criteria, including, without limitation, all systems and equipment supporting Tenant’s laboratory, research and development operations (“Tenant’s Laboratory Systems”)), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b)    Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

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7.2    Tenant Repairs; Compliance with Laws.

(a)    Tenant shall keep and maintain the Premises and the Improvements, fixtures and appurtenances therein or thereon (including, without limitation, Tenant’s Laboratory Systems, all heating, ventilation and air conditioning (“HVAC”) systems exclusively serving the Premises, and all electrical and mechanical systems not considered part of the Base Building Systems or any portion of such systems that have been installed for the exclusive use and benefit of Tenant such as supplemental HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises), neat and clean and in good order, condition and repair, excepting only those repairs for which Landlord is expressly responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Tenant shall, at its sole cost and expense, maintain regularly scheduled preventative maintenance/service contracts at all times during the Term with maintenance contractors for servicing all HVAC systems and other mechanical equipment located within or dedicated solely to the Premises and contracts for all janitorial and trash removal services serving the Premises. All such contractors providing such services must be approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent applicable, such service contracts must include all services recommended by the equipment manufacturer within the operation/maintenance manual and required by any applicable warranty and shall become effective (and a copy of such contract or contracts delivered to Landlord) with ninety (90) days following the date Tenant takes possession of the Premises. Subject to Section 10.5 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its employees, contractors or invitees (including any damage by fire or other casualty arising therefrom). Notwithstanding the foregoing, provided that Tenant has performed all regular maintenance as required hereunder, if the Building HVAC system, excluding any supplemental system installed by Tenant, cannot be repaired and must be replaced, as determined by a consultant reasonably acceptable to Landlord, Landlord shall perform such replacement. In such case, Tenant shall reimburse Landlord for the cost of such replacements to the HVAC system, said costs to be amortized over their useful life as determined in accordance with generally accepted accounting principles, consistently applied. Tenant shall pay the monthly amount of such amortization as Additional Rent hereunder, at the times and in the manner provided for the payment of Basic Rent.

(b)    Tenant shall comply with all Laws from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to the Premises and Tenant’s use and occupancy thereof and its business and operations therein, and shall, at Tenant’s expense, obtain all permits, licenses and the like required thereby. Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises in order to comply with any Laws unless the need for such repairs or alterations arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from mere general office use, (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of the Tenant, including, without limitation, the performance of Tenant’s Work and/or any other Alterations made by Tenant (other than the performance of the Landlord’s Work), or (iv) a breach by Tenant of any provisions of this Lease. Any of the foregoing conditions caused by any employee, agent, contractor, or subtenant of Tenant or any other party claiming by, through, or under Tenant shall be attributable to Tenant for purposes of this Lease.

(c)    If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days’ prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be

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made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.

7.3    Floor Load - Heavy Machinery.

(a)    Tenant shall not place a load upon any floor in the Premises exceeding the load it was designed to carry, or such lower limit as may be proscribed by applicable Law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned, or delayed, provided that such consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)    If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s license to do such work, and that all work in connection therewith shall comply with applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4    Utility Services.

(a)    Electricity. Electricity furnished to the Premises shall be measured by a separate meter (the “Electric Meter”). Tenant shall place the Electric Meter in Tenant’s name as of the Commencement Date and pay the electric utility provider for all electricity used by Tenant in the Premises based on such utility provider’s reading of the Electric Meter serving the Premises prior to delinquency. Upon request of Landlord, Tenant shall provide evidence of payment for such electrical service. Tenant’s use of electrical services furnished to the Premises shall not overburden or adversely affect the Building’s electric system.

(b)    Gas. Gas furnished to the Premises shall be measured by a separate meter (the “Gas Meter”). Tenant shall place the Gas Meter in Tenant’s name as of the Commencement Date and pay the gas utility provider for all gas consumed by Tenant in the Premises based on such utility provider’s reading of the Gas Meter serving the Premises prior to delinquency. Upon request of Landlord, Tenant shall provide evidence of payment for such gas service.

(c)    Other Utilities. Any utilities (other than electricity and gas, which shall be paid for in accordance with Section 7.4(b) and Section 7.4(c) above) which are furnished directly to the Premises by a utility provider and separately metered to the Premises shall be registered in Tenant’s name as of the Commencement Date and Tenant shall arrange for the utility bills to be sent directly to and paid by Tenant. Upon request of Landlord, Tenant shall provide evidence of payment with respect to any separately metered utilities. Any utilities (other than electricity and gas, which shall be paid for in accordance with Section 7.4(b) and Section 7.4(c) above) which are sub-metered or check metered to the Premises shall payable by Tenant to Landlord as Additional Rent within thirty (30) days after billing based on readings of such sub-meters or check meters at intervals determined by Landlord. Costs of utilities provided to the Common Areas shall be included in Operating Expenses.

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7.5    Other Services.

(a)    Landlord shall provide tempered water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. Such water shall be made available from the main connection point for such service on the floor on which the Premises is located and the distribution of water within the Premises shall be provided by Tenant. Landlord shall install a water meter and thereby measure Tenant’s water consumption within the Premises for all purposes. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

(b)    Landlord shall provide access to the Premises at all times, subject to reasonable security and safety precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

(c)    Landlord may from time to time, but shall not be obligated to, provide one or more attendants in or about the Building and/or the Property, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of Article 9 hereof. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the Building for purposes such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

(d)    Landlord shall provide snow removal services for the purpose of removing and/or plowing snow and ice from the parking areas, driveways and walkways on the Property.

(e)    Landlord shall provide landscaping services for the purposes of keeping and maintaining all landscaped areas at the Building in a neat and orderly condition.

7.6    Interruption of Service.

(a)    Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of

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Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. The failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

(b)    Notwithstanding the foregoing, or any provision of this Lease to the contrary, if (i) a curtailment, suspension, interruption and/or stoppage of an Essential Service (as hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant Party or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), (ii) such Service Interruption occurs or continues as a result of the negligence or willful misconduct of Landlord or Landlord’s agents, servants, employees or contractors, (iii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received written notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal business operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Basic Rent and Additional Rent, for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its business operations in any part of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Additional Rent, shall only be proportionate to the nature and extent of the interruption of Tenant’s normal business operations or ability to use the Premises. The rights granted to Tenant under this Section 7.6(b) shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, water and sewer/septic service and electricity, air conditioning and heating, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent and Additional Rent hereunder shall apply only with respect to Basic Rent and Additional Rent allocable to the period after each of the conditions set forth in clauses (i) through (iv) above shall have been satisfied and only during such times as each of such conditions shall exist.

ARTICLE 8

REAL ESTATE TAXES

8.1    Payments on Account of Real Estate Taxes.

(a)    “Tax Year” shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term, and “Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or

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in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. Notwithstanding the foregoing, there shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term, the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

(b)    For each Tax Year during the Term, commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Taxes, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires.

(c)    Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

8.2    Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term), multiplied by Tenant’s Proportionate Share, against the monthly installment(s) of Additional Rent next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord); provided, that in no event shall Tenant be entitled to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1.

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ARTICLE 9

OPERATING EXPENSES

9.1    Definitions. “Operating Year” shall mean each calendar year all or any part of which falls within the Term, and “Operating Expenses” shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, insuring, repair, maintenance and management of the Property, including, without limitation, the costs and expenses set forth in Exhibit E attached hereto; provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Buildings were occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Buildings were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year. In addition to the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to allocate costs for services provided to some, but not all, tenants in the Buildings among those tenants utilizing such service on such basis as Landlord may reasonably determine from time to time.

9.2    Tenant’s Payment of Operating Expenses.

(a)    For each Operating Year during the Term, commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends. Notwithstanding the foregoing, with respect to any Operating Expenses that relate to a repair, replacement, or service that solely benefits the Building, Tenant shall pay to Landlord, as an Operating Expense/Tax Charge, Tenant’s Building Share of such Operating Expenses.

(b)    Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

(c)    Any such accounting by Landlord shall be binding and conclusive upon Tenant unless within sixty (60) days after the giving by Landlord of such accounting Tenant shall notify Landlord that Tenant disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect. If Tenant timely sends a notice to Landlord disputing the accounting received from Landlord, Tenant may, at Tenant’s sole cost and expense, undertake an audit of such of Landlord’s books as are directly relevant to the Operating Expense accounting for the Operating

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Year in question, provided and on condition that (i) there is then no uncured Event of Default under this Lease, (ii) Tenant has made all payments of Additional Rent billed or invoiced by Landlord as of the date of the audit, (iii) the audit is performed only by Tenant’s employees, internal accounting department or an independent certified public accounting firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (iv) both Tenant and its examiners execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence, and (v) such audit is commenced and completed and the results thereof delivered to Landlord within sixty (60) days following the date Landlord makes its books available to Tenant. If Tenant fails to timely deliver a dispute notice to Landlord, or fails to complete its audit and deliver the results thereof to Landlord within the applicable sixty (60) day period, then, in either of such events, Landlord’s accounting shall be binding and conclusive upon Tenant for all purposes of this Lease. If it is finally determined or mutually agreed that Landlord has overstated Tenant’s share of excess Operating Expenses, Landlord shall credit the amount of such overstatement against the monthly installments of Additional Rent next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord under this Lease). If the audit demonstrates that Landlord has not overstated Tenant’s Proportionate Share of Operating Expenses, then Landlord may invoice Tenant for any amount by which Tenant’s Proportionate Share of Operating Expenses under this Section 9.2 was understated, which invoice shall be payable by Tenant within thirty (30) days after receipt. If Tenant’s audit determines that Landlord has overcharged Tenant for Operating Expenses by more than six percent (6%), then Landlord, at its sole cost and expense, shall promptly pay for the cost of Tenant’s audit, up to a total cost of $5,000.00, and shall promptly reimburse Tenant for any such overcharges.

ARTICLE 10

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1    Tenant’s Indemnity. Except to the extent arising from the negligence or willful misconduct of Landlord or its agents or employees, Tenant shall defend with counsel first approved by Landlord, save harmless, and indemnify Landlord and Landlord’s managing agent, beneficiaries, partners, members, shareholders, subsidiaries, officers, directors, agents, trustees and employees (“Landlord Parties”) from and against all claims, losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, arising from or claimed to have arisen (a) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (b) from the willful act, negligence or other misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, (c) in connection with Tenant’s use of the Premises or any business conducted therein or any work done or condition created in the Premises by Tenant, its agent, employees or contractors, or anyone claiming by, through or under Tenant, or (d) the failure of Tenant to perform and discharge its covenants and obligations under this Lease and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

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10.2    Tenant Insurance.

(a)    Tenant agrees to maintain, at Tenant’s expense, in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion determines are required by the prudent owners of comparable properties in the area or as are required by any Superior Mortgagee, under which Tenant is named as an insured and Landlord, and, at Landlord’s request, Landlord’s property manager, any Superior Mortgagee and Superior Lessor, and such other persons as Landlord reasonably may request are named as additional insureds, (b) special form (formerly known as “all-risk”) property insurance on a “replacement cost” basis, insuring Tenant’s Removable Property and any alterations, additions and improvements located from time to time in the Premises, whether made by Tenant pursuant to Article 5 or otherwise existing in the Premises as of the Commencement Date (such alterations, additions and improvements collectively the “Improvements”), (c) workers’ compensation insurance with statutory limits, (d) employer’s liability insurance with the following limits: bodily injury by disease per person One Million Dollars ($1,000,000); bodily injury by accident policy limit One Million Dollars ($1,000,000); bodily injury by disease policy limit One Million Dollars ($1,000,000), (e) business automobile liability insurance including owned, hired and non-owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with such commercially reasonable increases as Landlord may require from time to time, and (f) business interruption insurance insuring interruption or stoppage of Tenant’s business at the Premises for a period of not less than twelve (12) months.

(b)    Pollution Legal Liability insurance shall be required if Tenant stores, handles, generates or treats Hazardous Materials on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, cleanup costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Such coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Such insurance shall be in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion determines are required by the prudent owners of comparable properties in the area or as are required by any Superior Mortgagee.

(c)    Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” and/or “umbrella” insurance policy, provided that the amount of coverage allocated to the Premises is pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. Tenant’s insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Property is located, and shall be rated A:VIII or better in the most current issue of Best’s Key Rating Guide (or any successor thereto). At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) Business Days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to

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obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Tenant’s insurance policies shall not include deductibles in excess of Ten Thousand Dollars ($10,000.00).

10.3    Tenant’s Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. Notwithstanding the foregoing, subject, however, to Section 10.5, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during any additional period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4    Landlord’s Insurance. Landlord shall maintain, as a part of Operating Expenses, special form property insurance on the Building in the amount of the full replacement value thereof and subject to such deductibles as Landlord may reasonably determine. Such insurance shall be maintained with an insurance company selected by Landlord or a Superior Mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the Superior Mortgagee from time to time. Additionally, Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord’s or any affiliate of Landlord’s program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.5    Waiver of Subrogation. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives and releases any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Property or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which is covered, or would have been covered, by the insurance coverages required to be maintained by Landlord and Tenant, respectively, under this Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees.

Execution Version

Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the Project described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

ARTICLE 11

FIRE, EMINENT DOMAIN, ETC.

11.1    Landlord’s Right of Termination. If the Premises or the Buildings are substantially damaged (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence) by fire or other casualty (each, a “Casualty”), then Landlord shall have the right to terminate this Lease by giving notice of Landlord’s election so to do within ninety (90) days after the occurrence of such Casualty, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from any Casualty.

11.2    Restoration; Tenant’s Right of Termination

(a)    If the Building or the Premises shall be partially or totally damaged or destroyed by a Casualty and if this Lease is not terminated as provided in this Article 11, then (i) Landlord shall repair and restore the Building and the Premises (but excluding Tenant’s Removable Property and the Improvements (“Landlord’s Restoration Work”) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis)) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty, and (ii) Tenant shall repair and restore in accordance with Section 5.2 all of Tenant’s Removable Property and the Improvements (“Tenant’s Restoration Work”) with reasonable dispatch after the Casualty. Notwithstanding anything to the contrary contained herein, if in Landlord’s sole discretion it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant’s Restoration Work with respect to the Improvements on behalf of Tenant, then (x) Landlord shall give Tenant a written notice specifying the portion of Tenant’s Restoration Work with respect to the Improvements to be performed by Landlord (the “Specified Restoration Work”), (y) Landlord shall perform the Specified Restoration Work, and (z) Tenant shall pay to Landlord within thirty (30) days following the giving of Landlord’s written demand therefor the proceeds received by Tenant with respect to such Specified Restoration Work.

(b)    Intentionally deleted.

(c)    Landlord shall not carry any insurance on Tenant’s Removable Property or on the Improvements (including without limitation any Landlord’s Work performed in connection with this Lease) that constitute part of Tenant’s Restoration Work and shall not be obligated to repair or replace Tenant’s Removable Property or such Improvements (whether or not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Removable Property and any Improvements. Tenant shall notify Landlord promptly of any casualty in the Premises. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable (but no later than five (5) Business Days after receiving a notice from Landlord) remove any and all of Tenant’s Removable Property from the Premises or the portion thereof destroyed, as the case

Execution Version

may be, and if Tenant does not promptly so remove Tenant’s Removable Property, Landlord, at Tenant’s expense, may discard the same or may remove Tenant’s Removable Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to the paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant’s insurance adjuster that may be desired by Tenant prior to the removal of Tenant’s Removable Property by Tenant or Landlord, as provided in this Section 11.2(c), or the performance by Landlord of Landlord’s Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord’s Restoration Work and, if applicable, the Specified Restoration Work.

(d)    Within ninety (90) days after the occurrence of any Casualty affecting the Premises, Landlord shall deliver to Tenant a written estimate from a reputable contractor, architect or engineer designated by Landlord as to the probable length of time that will be necessary to substantially complete Landlord’s Restoration Work. If such time estimate exceeds two hundred seventy (270) days from the date that repair work would commence, or if such repairs are not in fact completed within such two hundred seventy (270) day period, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after receipt of such estimate or at any time between the two hundred seventieth (270th) day after the commencement of the Landlord’s Restoration Work and the substantial completion of the Landlord’s Restoration Work, as the case may be (time being of the essence with respect to the giving of such notice by Tenant). If Tenant is entitled pursuant to the terms of this Section 11.2(d) to terminate this Lease and Tenant fails to deliver a termination notice to Landlord within the applicable period set forth herein, Tenant will be deemed to have waived Tenant’s rights under this Section 11.2(d) to terminate the Lease on account of such Casualty. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of a Casualty.

(e)    If this Lease is terminated under any of the provisions of this Article XI as a result of a Casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Improvements. This Section 11.2 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and any law providing for a contingency in the absence of an express agreement, now or hereafter in force, shall have no application.

11.3    Abatement of Rent. If the Premises is damaged by a Casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately based upon the extent to which Tenant’s use of the Premises is diminished for the period from the date of such Casualty until the date that Landlord substantially completes Landlord’s Restoration Work. Landlord’s determination of the date Landlord’s Restoration Work to the Premises shall have been substantially completed shall be controlling unless Tenant disputes same by notice to Landlord given within ten (10) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Basic Rent and Additional Rent in accordance with Landlord’s determination.

11.4    Eminent Domain

(a)    If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such exercise of the power of eminent domain.

Execution Version

(b)    If any part of the Buildings are taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within ninety (90) days after the occurrence of the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established for the expiration of the Term of this Lease.

(c)    If this Lease shall not be terminated pursuant to Section 11.4(b), Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of compensation recoverable by Landlord from the taking authority. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in Section 11.4(b) (which six month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end thirty (30) days after the giving of such notice, without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

(d)    Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 12

HOLDING OVER; SURRENDER

12.1    Holding Over. If Tenant or anyone claiming by, through or under Tenant shall remain in possession of all or any part of the Premises (which shall include a failure by Tenant to remove any Tenant’s Removable Property or Alterations which Landlord notified Tenant were to be removed at the expiration or earlier termination of the Term) after the expiration or earlier termination of the Term of this Lease, such holding over shall be treated as a daily tenancy at sufferance at a Basic Rent equal to one hundred fifty percent (150%) of the Basic Rent in effect for the last rental period of the Term plus Additional Rent and other amounts herein provided (prorated on a daily basis). In addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant arising out of such failure to timely surrender possession in the condition required under this Lease. In all other respects,

Execution Version

such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (and excluding any extension, expansion or rights of first offer of tenant) in the Lease. Nothing contained in this Article 12 shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Law. The provisions of this Article 12 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

12.2    Surrender of Premises.

(a)    At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (i) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable Laws, including laws pertaining to the surrender of the Premises, (ii) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (iii) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized Environmental Conditions set forth in the Exit Survey for which Tenant is responsible under this Lease and comply with any recommendations set forth in the Exit Survey to extent Tenant would otherwise be responsible therefor hereunder. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

(b)    In addition to the foregoing requirement, upon the expiration or earlier termination of the Term of this Lease, Tenant shall promptly and peaceably quit and surrender to Landlord the Premises in neat and clean condition and in the order, condition and repair received and thereafter required to be maintained pursuant to this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as otherwise required by Landlord pursuant to Section 5.2(e) above or as set forth in Section 5.2(g) above), and all attached equipment, decorations, fixtures, laboratory casework and related appliances, trade fixtures, and additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; attached business and trade fixtures; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto) other than Tenant’s Removable Property. Tenant shall remove all of Tenant’s Removable Property, all signs installed by or on behalf of Tenant in or on the Premises and the Building, all lines and other wiring and cabling installed by Tenant prior to or during the Term. For the avoidance of doubt, the items listed on Exhibit G attached hereto (which Exhibit G may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent provided that such consent shall not be unreasonably withheld, conditioned or delayed with respect to items purchased and brought onto the Premises by Tenant after the Term Commencement Date) constitute Tenant’s Removable Property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.

Execution Version

(c)    Tenant shall repair any damage to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

ARTICLE 13

RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1    Rights of Mortgagees or Ground Lessor.

(a)    This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or underlying leases of the Property and to all renewals, extensions, modifications and replacements thereof, and to all mortgages, deeds of trust or similar encumbrances which may now or hereafter affect the Property, whether or not such mortgages or other encumbrances shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under such mortgages and other encumbrances, and to all renewals, modifications, replacements, extensions and consolidations of such mortgages and other encumbrances. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or other encumbrance or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called “Superior Lessor”; and any mortgage or other encumbrance to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage, or its successor in interest at the time referred to, is herein called “Superior Mortgagee.” If any Superior Mortgagee, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such Superior Mortgage. The election of any such Superior Mortgagee shall become effective upon either notice from such Superior Mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which the Superior Mortgagee subordinates its rights under such Superior Mortgage to this Lease. Concurrently with the full execution and delivery of this Lease, Landlord shall deliver to Tenant and Tenant shall promptly execute, acknowledge and deliver the subordination, non-disturbance and attornment agreement from the current Superior Mortgagee (“SNDA”) attached hereto as Exhibit G. As to any future Superior Mortgage or Superior Lease, Landlord shall obtain from such Superior Mortgagee or Superior Lessor an SNDA substantially comparable to the form attached hereto as Exhibit G.

(b)    If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease other than any

Execution Version

default that remains continuing and uncured following such attornment, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, except to the extent that such deposit has been transferred into the possession of Successor Landlord, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto, (v) liable to the Tenant beyond the Successor Landlord’s interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, (vii) liable for the payment of any improvement allowance or similar amount owing to Tenant on account of the performance of any alterations or leasehold improvements to the Premises or the Building, or (viii) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

13.2    Assignment of Rents and Transfer of Title.

(a)    With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Superior Mortgagee on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Superior Mortgagee shall never be treated as an assumption by the Superior Mortgagee of any of the obligations of Landlord hereunder unless the Superior Mortgagee shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, the Superior Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of the Superior Mortgage and the taking of possession of the Premises.

(b)    In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)    Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

13.3    Notice to Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving any Superior Mortgagee and Superior Lessor of which Tenant has been made aware by Landlord, as applicable, written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Superior Mortgagee and Superior Lessor, as applicable, (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Superior Mortgagee or Superior Lessor, as applicable, taking possession of the mortgaged or leased estate, or (ii) time to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Superior Mortgagee or Superior Lessor or taking possession of the mortgaged or leased estate. The curing of any of Landlord’s defaults by a Superior Mortgagee or Superior Lessor shall be treated as performance by Landlord.

Execution Version

ARTICLE 14

DEFAULT; REMEDIES

14.1    Tenant’s Default.

(a)    If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i)    Tenant shall fail to pay the Basic Rent or any other Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord (except that such written notice shall not be required after a second (2nd) consecutive failure to pay such sums, with such third (3rd) consecutive failure constituting an Event of Default unless paid within five (5) Business Days after the date due without need for an additional written notice); or

(ii)    Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and thereafter to diligently prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

(iii)    Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)    If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease or of all or any part of Tenant’s or such guarantor’s property, (iv) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the “Bankruptcy Code”), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within sixty (60) days after such proceeding is initiated; or

(v)    Any lien has been filed against the Property, or any portion thereof, as a result of Tenant’s acts, omissions or breach of this Lease, and Tenant fails, within 30 days after the lien is filed, either (1) to cause said lien to be removed from the Property, or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s reasonable discretion;

then in any such case Landlord may exercise any of Landlord’s rights or remedies available under this Lease, at law or in equity.

Execution Version

14.2	Landlord’s Remedies.

(a)    Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies available at Law or in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(i)    Landlord may continue this Lease in full force and effect, and collect Rent and other charges as and when due, without prejudice to Landlord’s right to subsequently elect to terminate this Lease on account of such Event of Default;

(ii)    Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or termination of this Lease, and Tenant shall remain liable for damages as hereinafter set forth in this Section 14.2. This Lease may also be terminated by a judgment specifically providing for termination;

(iii)    Landlord may terminate Tenant’s right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant’s right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this Section 14.2;

(iv)    Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation. Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this Section 14.2(a)(iv) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an emergency arising out of the defaulted obligation; or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein; and

(v)    Landlord shall have the right to recover damages from Tenant, as set forth in this Section 14.2.

(b)    Upon any termination of this Lease or of Tenant’s right of possession, Landlord, at its sole election, may (i) re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, (ii) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (iii) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant’s right to possession if Landlord, pursuant to the terms of this Lease (a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant’s property from the Premises after Tenant’s dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.

Execution Version

(c)    If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Additional Rent, and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Additional Rent, and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses incurred by Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Rent Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(d)    At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year plus a three percent (3%) annual increase per year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

(e)    In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re let the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

(f)    In addition to any other remedies under this Article 14, Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant’s breach of its obligations under this Lease, including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, altering and preparing

Execution Version

the Premises for new tenants, legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, provided that nothing set forth in this Section 14.2(f) shall be construed to impose upon Landlord any obligation to relet the Premises or to mitigate its damages hereunder, except to the extent expressly required under applicable Law or as otherwise specifically set forth herein. If Landlord does elect to relet the Premises (or any portion thereof), such reletting may be for a period shorter or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole and absolute discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein. If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting. If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in Section 14.2(c), Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by Landlord, (A) all expenses incurred or paid by Landlord in collecting such rents, and (B) any theretofore unrecovered costs associated with the termination of this Lease or Landlord’s reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or, if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. In all cases, and notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to relet the Premises and to otherwise mitigate its damages; provided, however, that such efforts shall not require Landlord to (i) lease the Premises prior to any other available space in the Buildings; (ii) accept terms for the re-leasing of all or any portion of the Premises that are less than the then-prevailing market terms for comparable space in Comparable Buildings as reasonably determined by Landlord; or (iii) accept as a tenant any person or entity that does not meet Landlord’s reasonable standards for financial capability and business reputation. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting.

(g)    If the trustee or the debtor in possession assumes the Lease under applicable bankruptcy law, it may assume and assign its interest in this Lease only if the proposed assignee first provides Landlord with (1) notice of such proposed assignment, setting forth (i) the name and address of the proposed assignee, its proposed use of the Premises, reasonably detailed character and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or, if available, a certified public accountant) and any other information reasonably requested by Landlord, and (ii) all of the terms and conditions of such offer, shall be given to Landlord by Tenant or such trustee no later than twenty (20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment; (2) Adequate Assurance of Future Performance (as hereinafter defined) of all of Tenant’s obligations under this Lease, and (3) Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound). Landlord shall have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date the application is filed for court approval of the assumption and assignment of

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this Lease to the proposed assignee, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(h)    For purposes only of paragraph (g) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)    the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii)    if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(iii)    the proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Property, the assignee’s tenancy is of the same quality as other tenants at the Property, and the purposes for which the proposed assignee intends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease at the Property.

14.3    Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4    Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within applicable notice and cure periods, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at the Default Interest Rate, as Additional Rent.

14.5    Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.6    Enforcement Costs. Tenant shall pay all costs and expenses (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, whether or not occasioned by an Event of Default.

14.7    Waiver.

(a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of

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the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)    Any waiver by Landlord of any provisions of this Lease must be in a writing signed by Landlord. In addition, Landlord’s acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Basic Rent, Additional Rent, and other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Basic Rent, Additional Rent, or other sum and to pursue any other remedy provided in this Lease.

14.8    Security Deposit.

(a)    If a security deposit is specified in Section 1.1 hereof, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from, or to cure, any Event of Default. If Landlord shall so apply any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant within thirty (30) days after the expiration or earlier termination of the Term of this Lease. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

(b)    In lieu of a cash Security Deposit, Tenant, at Tenant’s option, may, simultaneously with the execution and delivery of this Lease by Tenant, deliver to Landlord, and Tenant shall maintain in effect at all times during the Term, as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, an unconditional, irrevocable, absolutely “clean” letter of credit (each such letter of credit and any extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Letter of Credit”) in the amount set forth in Section 1.1 hereof, in form reasonably satisfactory to Landlord and issued by a domestic bank or a foreign bank having at least one office for accepting draws in the continental United States with a credit rating for its long-term debt of at least “A” according to Standard & Poor’s Ratings Group and Fitch IBCA, Inc. (an “Approved Bank”), or other issuer reasonably satisfactory to Landlord and either having its principal place of business or a duly licensed branch or agency in Boston, Massachusetts. As of the date of this Lease, Landlord hereby approves Silicon Valley Bank as the issuer of the Letter of

Execution Version

Credit, subject to Landlord’s rights under Section 14.8(d). Such Letter of Credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof. Tenant shall, throughout the Term of this Lease, deliver to Landlord, in the event of the termination of any Letter of Credit, a replacement Letter of Credit in lieu thereof or a renewal of the Letter of Credit in the same form as previously issued no later than thirty (30) days prior to the expiration date of the preceding Letter of Credit or any renewal thereof. The term of each such replacement Letter of Credit shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If any Letter of Credit delivered to Landlord under this Section 14.8 is subject to a final expiration date that is before the expiration date of the Term, Tenant shall deliver a replacement of or amendment to such Letter of Credit in the same form as previously issued no later than thirty (30) days prior to such final expiration date, and the final Letter of Credit delivered to Landlord pursuant to this Section 14.8 shall have a final expiration date occurring not earlier than sixty (60) days following the expiration date of this Lease. If Tenant shall fail to obtain any replacement of or amendment to a Letter of Credit or to deposit with Landlord cash in US currency sufficient to replace the face amount of the Letter of Credit within any of the applicable time limits set forth in this Section 14.8, and if such failure shall continue for more than five (5) Business Days after written notice from Landlord, such failure shall constitute an immediate Event of Default under this Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right (but not the obligation), at its option, to draw upon the full available amount of the existing Letter of Credit and use, apply and retain the same as security hereunder, and notwithstanding such draw by Landlord, Landlord shall retain all other rights and remedies that are available to Landlord under this Lease at Law or in equity with respect to such Event of Default. In the event Tenant deposits cash with Landlord pursuant to the foregoing, such deposit shall constitute Cash Security (as hereinafter defined) for purposes of this Section 14.8 and, notwithstanding such deposit, Tenant shall, within thirty (30) days after such posting, deliver to Landlord a replacement Letter of Credit complying with all of the requirements of this Section 14.8 to replace such Cash Security, and if Tenant fails to do so and such failure continues for more than five (5) Business Days after written notice from Landlord, such failure shall constitute an immediate Event of Default under this Lease without any additional notice or cure period applicable thereto. Upon receipt of such replacement Letter of Credit complying with the requirements of this Section 14.8, Landlord shall return to Tenant any unapplied Cash Security then being held by Landlord.

(c)    In the event Tenant defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Section 14.8 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure period, including, but not limited to, the payment of Basic Rent and Additional Rent, Landlord may, at its election, (but shall not be obligated to) apply any cash security deposit or draw down the entire available amount of the Letter of Credit or any portion thereof and use, apply or retain the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of: (i) Basic Rent, Additional Rent or any other sum which constitutes an Event of Default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Section 14.8 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure period, including but not limited to, any reletting costs or expenses (including, without limitation, any free rent, tenant improvement allowance, leasing commissions, reasonable attorneys’ fees, costs and expenses, and other fees, costs and expenses relating to the reletting of all or any portion of the Premises), (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord, or (iv) any

Execution Version

damages awarded to Landlord in accordance with the terms and conditions of Article 14 hereof, it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Landlord’s other remedies under this Lease or any Law, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code. In no event shall the Letter of Credit require that Landlord submit evidence to the issuing (or advising) bank of the truth or accuracy of any fact or statement and in no event shall the issuing bank or Tenant have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review any provisions of the Lease. In no event and under no circumstance shall the draw down on or use of any amounts drawn under the Letter of Credit constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this Lease or under any Law, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(d)    In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, beyond notice (the delivery of which shall not be required for purposes of this Section 14.8 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure period, and Landlord utilizes all or any part of the security represented by the Letter of Credit, Landlord may, in addition to exercising its rights as provided in paragraph (b) hereof, retain the unapplied and unused balance of amount of the Letter of Credit drawn upon by Landlord (herein called the “Cash Security”) as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security in accordance with the terms of Section 14.8(b) applicable to use and application of the Letter of Credit proceeds. In the event Landlord uses, applies or retains any portion or all of the security represented by the Letter of Credit, Tenant shall, within ten (10) Business Days thereafter, restore the amount so used or applied (at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit or amendment to the existing Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the security required by Section 1.1 hereof, failing which Tenant shall be in default of its obligations under this Section 14.8 and, if such failure shall continue for more than five (5) Business Days after written notice from Landlord, such failure shall constitute an immediate Event of Default under this Lease without any additional notice or cure period applicable thereto. Upon receipt of a replacement Letter of Credit complying with the requirements of this Section 14.8, Landlord shall return to Tenant any unapplied Cash Security then being held by Landlord.

(e)    In addition to and without limitation of Landlord’s other rights under this Section 14.8, if at any time during the Term of the Lease (as the same may be extended), the issuer of the then current Letter of Credit ceases to be an Approved Bank (or if the issuer of the existing Letter of Credit, including Silicon Valley Bank, shall enter into any supervisory agreement with any governmental authority, or if the issuer of the existing Letter of Credit shall fail to meet any capital requirements imposed by applicable Law), then Landlord may immediately draw upon the Letter of Credit as provided in Section 14.8 and use, apply and retain the same as Cash Security hereunder and Landlord shall have the right, by giving Tenant written notice of such requirement, to require that Tenant obtain from a new issuer a replacement Letter of Credit, which issuer and replacement Letter of Credit shall both comply in all respects with the requirements of this Section 14.8. Upon receipt of such replacement Letter of Credit complying with the requirements of this Section 14.8, Landlord shall return to Tenant any unapplied Cash Security then being held by Landlord. In the event that Tenant shall not have delivered to Landlord a replacement Letter of Credit complying with all of the requirements of this Section 14.8 or deposits with Landlord Cash Security pursuant to the terms of Section 14.8(a) above within ten (10) Business Days after Tenant’s receipt of such notice, Landlord shall have the right (but not the obligation), at its option, to

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give written notice to Tenant stating that such failure constitutes a continuing and immediate Event of Default under this Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right to exercise all rights and remedies available to Landlord under this Lease or at Law and in equity with respect to such Event of Default.

(f)    The Letter of Credit and the Cash Security (if any), less any proceeds thereof applied by Landlord in accordance with this Lease, shall be returned to Tenant within sixty (60) days after the date fixed as the end of this Lease and after delivery to Landlord of possession of the Premises in the condition required under this Lease; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Tenant to deliver a replacement Letter of Credit in the same form as previously issued or appropriate amendment to the Letter of Credit naming the new landlord as beneficiary, and, upon delivery by Tenant of a replacement Letter of Credit, if applicable, Landlord shall return the existing Letter of Credit to Tenant. Upon such transfer or return of the Letter of Credit and the Cash Security (if any) and the assumption by such transferee of the Landlord’s obligations under this Lease, Landlord shall thereupon be released by Tenant from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Letter of Credit and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Tenant to deliver a replacement Letter of Credit as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto. If Tenant shall fail to timely deliver a replacement Letter of Credit, as required by Landlord, within ten (10) Business Days of Landlord’s request therefor, and if such failure shall continue for more than five (5) Business Days after written notice from Landlord of such failure, Tenant shall be in default of its obligations under this Section 14.8 and Landlord shall have the right (but not the obligation), at its option, to draw upon the existing Letter of Credit and retain the proceeds as Cash Security hereunder until a replacement Letter of Credit is delivered, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure constitutes a continuing and immediate Event of Default of Tenant under this Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right to exercise all rights and remedies available to Landlord under this Lease or at Law and in equity with respect to such Event of Default. Upon delivery to Landlord of any such replacement Letter of Credit, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Letter of Credit which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled). Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the security represented by the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security represented by the Letter of Credit, Landlord may return the Letter of Credit to the original Tenant regardless of one or more assignments of this Lease.

(g)    Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.

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(h)    As a material inducement to Landlord to enter into this Lease, Tenant hereby acknowledges and agrees that the Letter of Credit and the proceeds thereof (including, without limitation any Cash Security resulting from Landlord’s draw upon all or any portion of the Letter of Credit) and the obligation to make available or pay to Landlord all or a portion thereof in satisfaction of any obligation of Tenant under this Lease, shall be deemed third-party obligations of the issuer of the Letter of Credit and not the obligation of Tenant hereunder and, accordingly, (A) shall not be subject to any limitation on damages contained in Section 502(b)(6) of Title 11 of the United States Code or any other limitation on damages that may apply under any federal, state or local law, rule or regulation in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant, (B) shall not diminish or be offset against any amounts that Landlord would be able to claim against Tenant pursuant to 11 U.S.C. §502(b)(6) as if no Letter of Credit existed, and (C) may be relied on by Landlord in the event of an assignment of this Lease that is not expressly permitted in accordance with the terms of this Lease even if such assignment has been authorized and approved by a court exercising jurisdiction in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant.

14.9    Landlord’s Default. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

14.10    Independent Covenants. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Basic Rent, Additional Rent, and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 14.10 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 14.10 shall control.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1    Landlord’s Rights of Access. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises upon one (1) Business Day prior notice (except in an emergency, in which event Landlord shall endeavor to give such notice as is reasonably practicable under the circumstances and in all events notice under this Article 15 may be by e-mail sent to info@arcellx.com notwithstanding anything to the contrary in this Lease) for the purpose of doing maintenance, making such repairs, alterations or improvements as Landlord shall reasonably require or shall have the right to make by the provisions of this Lease or otherwise in exercising Landlord’s rights or fulfilling Landlord’s obligations under this Lease. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises without notice to Tenant for the purpose of exercising any of Landlord’s rights under Article 14 of this Lease. Landlord and its invitees shall also have the right on one (1) Business Day prior notice to enter the Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective or actual Superior Lessors or Superior Mortgagees of the Building and, during the final twelve (12) months of the Term, to prospective tenants. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the

Execution Version

Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord in this Lease. In the exercise of the rights in this Section 15.1, Landlord shall use reasonable efforts to not adversely affect Tenant’s use and occupancy of the Premises and to comply with Tenant’s reasonable security measures (except in case of emergency).

15.2    Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Additional Rent and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant’s part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.3    Landlord’s Liability.

(a)    Tenant agrees to look solely to Landlord’s then equity interest in the Buildings at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord nor any beneficiary, trustee, member, manager, partner, director, officer, employee or shareholder of Landlord or such successor shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Buildings.

(b)    In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(c)    Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Notwithstanding the foregoing, Landlord shall indemnify, defend, protect and hold harmless Tenant from all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses, excluding consequential damages, arising from Landlord’s violation of this Lease with respect to its obligation not to unreasonably withhold its consent. Furthermore, except as otherwise expressly set forth in Section 5.2(a), with respect to Alterations to be performed by Tenant, and Section 6.4, with respect to any Transfer proposed by Tenant, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys’ fees and costs, if any) in connection therewith.

(d)    Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

Execution Version

15.4    Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) Business Days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests, including, without limitation, whether (i) Landlord is in default of any of its obligations under the Lease; (ii) no construction obligations remain to be performed by Landlord, and (iii) any construction allowance payable to Tenant remains unpaid by Landlord.

15.5    Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord shall be responsible to pay the commission or fee due to Broker as and to the extent provided in a separate written agreement.

15.6    Rules and Regulations. Tenant, its employees, representatives, agents, subtenants, licensees, contractors, and invitees shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations as Landlord deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Building and the Property and for the preservation of good order therein, provided that any such changes in and/or additions to the Rules and Regulations are applied in a non-discriminatory manner and do not materially adversely affect Tenant’s right to use the Premises for the Permitted Use or Tenant’s parking rights and do not materially increase Tenant’s obligations under this Lease. The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein. Landlord agrees that any such Rules and Regulations will be uniformly enforced, provided, however, Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant if Landlord reasonably deems such waiver appropriate, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from enforcing such Rules and Regulations against any or all tenants of the Building. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other Tenant and Landlord shall not be liable to Tenant for violation thereof by any other tenant, its employees, representatives, agents, contractors, visitors, subtenants, licensees or invitees. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit F attached hereto and made a part hereof.

15.7    Financial Statements. Tenant shall deliver to Landlord, within ten (10) days after Landlord’s reasonable request for the same, Tenant’s most recently completed financial statements (audited if available) prepared and certified by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender, purchaser or lessor or a prospective lender, purchaser or lessor in connection with (i) a sale or financing of the Building or the Property or any interest in any deed of trust encumbering the Building or the Property, or (ii) a sale of all or substantially all of the interests in Landlord or (iii) any other recapitalization of the equity interests in Landlord, so long as Landlord first advises the recipient of the confidential nature of such statements. Notwithstanding the foregoing, if and only so long as Tenant’s stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed, Tenant shall have no obligation to deliver any financial statements to Landlord. Any such financial statements may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property.

Execution Version

15.8    Intentionally Deleted.

15.9    Intentionally Deleted.

15.10    Invalidity of Particular Provisions; Saving Clause. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If (but solely to the extent) the limitations on Landlord’s liability set forth in this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord’s omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Property appurtenant thereto or used in connection therewith and not under Tenant’s exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable Law. The foregoing shall not affect the application of Section 15.3 to limit the assets available for execution of any claim against Landlord.

15.11    Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.12    Recording. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a short form memorandum of lease in recordable form and complying with applicable Law and shall contain no information other than what is statutorily required to record a short form memorandum of lease. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At any time following Landlord’s request, Tenant shall execute and deliver to Landlord within ten (10) days after such request a release of any document recorded in the real property records for the location of the Property evidencing this Lease or notice of termination of this Lease in recordable form, which shall be held in escrow by Landlord until the expiration or earlier termination of the Term. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.13    Notice. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant (excluding notices pursuant to Section 15.1, which may be delivered via email), such notice shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

Execution Version

If intended for Tenant, addressed to Tenant at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective three (3) Business Days after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective three (3) Business Days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

15.14    Authority.

(a)    Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of the state of Maryland, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

(b)    Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized and validly existing in good standing under the laws of the state of Maryland, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, and (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally).

15.15    When Lease Becomes Binding; Entire Agreement; Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Execution Version

15.16    Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.17    Joint and Several Liability; Successors and Assigns. If there shall be more than person or entity which constitute the “Tenant” hereunder, the obligations of Tenant hereunder shall be joint and several for all such persons and entities. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

15.18    Waiver of Jury Trial. In any action or proceeding arising herefrom, Landlord and Tenant hereby consent to (i) the jurisdiction of any competent court within the state where the Building is located, (ii) service of process by any means authorized by the law of the state where the Building is located, and (iii) in the interest of saving time and expense, trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successors in respect of any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the premises, and/or any claim for injury or damage, or any emergency or statutory remedy. In the event Landlord commences any summary proceedings or action for nonpayment of Basic rent or Additional Rent, Tenant shall not interpose any counterclaim of any nature or description (unless such counterclaim shall be mandatory) in any such proceeding or action, but shall be relegated to an independent action at law.

15.19    Reservation. Nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or to reconfigure, any of the parking or Common Facilities serving the Property, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and other facilities of the Building and Common Facilities as Landlord may deem appropriate, including the addition or deletion of temporary or permanent improvements therein, or the conversion of areas now dedicated for the non- exclusive common use of tenants (including Tenant) to the exclusive use of one or more tenants or licensees within the Building. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Landlord shall use commercially reasonable efforts to not unreasonably interfere with or disturb Tenant’s use and occupancy of the Premises or Tenant’s parking rights.

15.20    Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC“) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

Execution Version

15.21    Time Is of the Essence. Time is of the essence of each provision of this Lease.

15.22    Multiple Counterparts; Entire Agreement. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

15.23    Governing Law. This Lease shall be governed by the laws of the state in which the Property is located, without regard to application of any conflict of law principles.

ARTICLE 16

OPTION TO EXTEND TERM

16.1    Extended Term. Provided that, at the time of such exercise, (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Tenant and/or its Permitted Transferees shall be in occupancy of the Premises and shall not have assigned this Lease or sublet more than twenty-five percent (25%) of the Premises (except in connection with a Permitted Transfer) (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right and option to extend the Term of this Lease for two extended terms (each an “Extended Term”) of five (5) years each by giving written notice (in each case, an “Extension Notice”) to Landlord not later than twelve (12) months and not sooner fifteen (15) months than prior to the expiration date of the Term then in effect. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the applicable Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the then current Term and Tenant shall have no further option to extend the Term of this Lease. Each Extended Term shall commence on the day immediately succeeding the expiration date of the current Term and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the applicable Extended Term. Each Extended Term shall be on all the terms and conditions of this Lease, except: (x) during the second Extended Term, Tenant shall have no further option to extend the Term, (y) the Basic Rent for each Extended Term shall be the Fair Market Rental Value of the Premises as of the commencement of the Extended Term, taking into account all relevant factors, determined pursuant to Section 16.2 below, and (z) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during either Extended Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession.

16.2    Determination of Fair Market Rental Value. Promptly after receiving Tenant’s Extension Notice pursuant to Section 16.1 above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value (as defined in Section 16.3 below) of the Premises for the upcoming Extended Term, but in no event shall Landlord be required to deliver such estimate sooner

Execution Version

than eleven (11) months prior to the expiration of the Term then in effect. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30) day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS, Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. The third arbitrator shall be a commercial real estate broker who is independent from the parties and who has not worked for either party or their affiliates in the prior five (5) years and who has at least ten (10) years’ experience in Comparable Buildings. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event Tenant initiates the aforesaid arbitration process and as of the commencement of the Extended Term the amount of the Basic Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Basic Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Basic Rent, Tenant shall pay any such amounts to Landlord promptly following such determination.

16.3    Method for Calculating Fair Market Rental Value. For purposes of this Section 16, the determination of “Fair Market Rental Value” shall mean the then fair market rental value of the Premises taking into account all then relevant factors, whether favorable to Landlord or Tenant, and based upon the amount that landlords of Comparable Buildings have agreed to accept with tenants of comparable creditworthiness for comparable space (in terms of condition and floor location) of a comparable size, for a comparable use, for a nonrenewal term equal to the Extended Term and commencing as of the first day of the Extended Term and taking into account all other relevant factors.

ARTICLE 17

RIGHT OF FIRST OFFER

17.1    Available Space. Subject to the terms and conditions of this Article 17, before Landlord leases any Available Space (as defined below) to any unrelated third party during the Term, Landlord

Execution Version

will first offer such Available Space to Tenant for lease by written notice to Tenant (“Landlord’s Offer Notice”) and Tenant will have the right to lease the offered Available Space; provided, however, that Landlord shall not be obligated to provide any such notice during the last twenty-four (24) months of the Term of this Lease. As used in this Article 17, “Available Space” shall mean and refer to any space in the Building that Landlord reasonably determines will be vacant and free of any possessory right now or hereafter existing in favor of any third party during the Term. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer hereunder is subordinate to (i) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Lease and (ii) Landlord’s right to renew or extend the term of any lease to another tenant in occupancy of the Available Space, whether or not pursuant to an option or right set forth in such other tenant’s lease.

17.2    Landlord’s Offer Notice; Acceptance by Tenant. Landlord’s Offer Notice shall specify (i) the location and size of the Available Space, (ii) Landlord’s good faith determination of the fair market rent for the Available Space, (iii) the date that Landlord estimates the Available Space will be delivered to Tenant, (iv) the Term of the Lease with respect to the Available Space, (v) tenant improvement allowances (if any), and (vi) all other material terms and conditions which will apply to the Available Space. Tenant will notify Landlord within five (5) Business Days of Landlord’s Offer Notice that (x) Tenant elects to lease the Available Space on the terms set forth in Landlord’s Offer Notice, or (y) Tenant rejects Landlord’s offer. If Tenant elects to lease the Available Space, Landlord and Tenant agree to enter into an amendment to the Lease memorializing the addition of the Available Space to this Lease, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Available Space, and the economic terms associated therewith, as set forth above. If Tenant rejects Landlord’s offer, or fails to notify Landlord within said five (5) Business Day period that Tenant intends to lease such Available Space, Landlord shall be entitled to lease the Available Space at any time to any third party on terms acceptable to Landlord in its sole discretion and Tenant shall have no further right to lease such Available Space pursuant to this Lease; provided, however, that if (A) Landlord has not entered into a lease for such Available Space within one hundred eighty (180) days after the expiration of said five (5) Business Day period, or (B) such space again qualifies as Available Space after the initial lease to a third partys, then in each case, Landlord shall re-offer such Available Space to Tenant in accordance with the provisions of this Article 17.

17.3    Conditions to Exercise of Right by Tenant. Notwithstanding any contrary provision of this Article 17 or any other provision of the Lease, any exercise by Tenant of its right to lease Available Space shall be void and of no effect unless on the date Tenant notifies Landlord that it elects to lease Available Space and on the commencement date of the amendment for the Available Space (i) the Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing, and (iii) the originally-named Tenant and/or any of its Permitted Transferees shall be in occupancy of the Premises and there shall not then be in effect any sublease or subleases with respect to more than fifteen percent (15%) of the Premises other than pursuant to a Permitted Transfer (which conditions under clauses (i), (ii) and (iii) above Landlord may waive by written notice to Tenant at any time). Without limiting the foregoing, all of the rights created by this Article 17 shall be personal to the originally named Tenant under this Lease and shall not apply in favor of or be exercisable by any assignee of this Lease or other successor to Tenant’s rights under the Lease nor any sublessee of all or any portion of the Premises.

Execution Version

ARTICLE 18

TENANT’S TERMINATION OPTION

18.1    Termination Option. If (a) as of the date of the delivery of Tenant’s Termination Notice (defined below) to Landlord, Tenant has been acquired in a bona fide, arms-length, third-party transaction; or (b) Tenant has in good faith and within the six (6) months prior to the delivery of Tenant’s Termination Notice submitted a written request to Landlord seeking to enter into a lease for additional space at the Building and/or the Property, and a space of the square footage and use sought by Tenant is not, in Landlord’s reasonable determination, available for lease as of the Effective Termination date (defined below), then in either case Tenant shall have the option (the “Termination Option”) to terminate this Lease effective as of the day prior to the seventh (7th) anniversary of the Rent Commencement Date (the “Effective Termination Date”) by providing Landlord with no fewer than six (6) months’ prior written notice of such termination (the “Tenant’s Termination Notice”), subject to the terms and conditions of this Article 18. On or before the Effective Termination Date, Tenant shall pay to Landlord the Termination Fee (defined below). If Tenant timely and properly exercises its Termination Option and timely pays to Landlord the Termination Fee, then the Term of the Lease shall terminate as of the Effective Termination Date as if such date were the original expiration date for all purposes under the Lease. If Tenant fails to timely give Tenant’s Termination Notice or to timely pay the Termination Fee (either of which conditions may be waived in Landlord’s sole discretion), Tenant’s exercise of the Termination Option shall be null and void, and Tenant shall have no further option to terminate the Term of the Lease prior to the original expiration date thereof, except as otherwise set forth herein.

18.2    Termination Fee. As used herein, the “Termination Fee” shall be an amount equal to the sum of (x) the unamortized amount of Landlord’s Contribution and brokerage commissions in connection with the preparation of this Lease which shall be amortized over the Term at eight percent (8%) annual interest rate plus (y) six (6) months of Basic Rent at the then-current rate.

[Signatures commence on following page]

Execution Version

[Signature page of lease]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

TFG WEST WATKINS PROPERTY, LLC a Delaware limited liability company

By:
Name:
Title:

TENANT:

ARCELLX, INC., a Delaware corporation

By:	/s/ David Hilbert
Name:	David Hilbert
Title:	CEO
Tenant’s Federal Taxpayer
Identification Number: 47-2855917

Execution Version

EXHIBIT A

Location Plan of Premises

A-1

Execution Version

EXHIBIT B

Plan of the Property

All that lot or parcel of land located in the 9th Election District of Montgomery County, Maryland and described as follows:

BEING KNOWN AND DESIGNATED as Parcel E in a Subdivision known as “Bennington Corporate Center”, as per Plat thereof recorded among the Land Records of Montgomery County in Plat Book 181, Plat No. 20144.

TOGETHER WITH AND SUBJECT TO that certain Deed of Easement dated April 13, 1988 and recorded among the Land Records of Montgomery County in Liber 8241, folio 450 by and between Bennington Community Association, Inc., a Maryland non-profit corporation and Clopper Road Associates, a Maryland general partnership.

B-1

Execution Version

EXHIBIT C

Work Letter

1.	Landlord’s Work.

a.     Scope of Landlord’s Work. Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing the improvements (“Landlord’s Work”) described in Schedule C-1 attached hereto and otherwise in accordance with Building standard materials and finishes (the “Scope of Work”). Tenant may request changes to the Scope of Work, subject to Landlord’s prior approval thereof, which shall not be unreasonably withheld, provided that the changes (a) shall meet or exceed Landlord’s standard specifications for tenant improvements for the Building; (b) conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) do not require Building service beyond the levels normally provided to other tenants in the Building; (d) do not have any adverse effect on the structural integrity or systems of the Building; and (e) will not, in Landlord’s opinion, unreasonably delay Landlord’s Work. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord’s approval, Tenant shall pay to Landlord, upon demand by Landlord, any increased cost attributable to such change, as reasonably determined by Landlord.

b.     Performance of Landlord’s Work. Promptly after execution and delivery of this Lease, Landlord shall commence and exercise all reasonable efforts to complete Landlord’s Work, which may, to the extent reasonably practicable, be performed concurrently with Tenant’s Work. Promptly after the commencement of Landlord’s Work, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of Landlord’s Work modify such schedule. Landlord’s Work shall be constructed in accordance with the Approved Plans (as hereinafter defined) and all applicable Laws, in a good and workman like manner, free of defects and using new materials and equipment of good quality.

c.     Substantial Completion. The Landlord’s Work shall be deemed substantially complete on the first day as of which Landlord’s Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises (i.e. so-called “punch list” items).

d.     Conditions; Landlord’s Performance. Tenant shall give Landlord notice, not later than eleven (11) calendar months after the Substantial Completion Date, of any respects in which Landlord has not performed Landlord’s Work fully, properly and in accordance with the terms of this Lease and Landlord shall promptly cause such items to be corrected at Landlord’s sole cost and expense. Except as identified in any such notice from Tenant to Landlord, Tenant shall have no right to make any claim that Landlord has failed to perform any of Landlord’s Work fully, properly and in accordance with the terms of this Lease or to require Landlord to perform any further Landlord’s Work.

2.	Tenant’s Work.

a.     Preparation of Plans. Tenant is currently preparing, at its sole cost and expense, except as set forth in this Section 2, plans and specifications for the improvements Tenant desires to make in connection with Tenant’s occupancy of the Premises (the “Plans”). In addition to the

Execution Version

Landlord’s Contribution (defined below), Landlord shall contribute up to $1,764.23 (i.e., $0.15 per rentable square foot of the Premises) (the “Landlord’s Plans Contribution”) toward Tenant’s costs in preparing a preliminary space plan and one (1) revision. The Plans shall be submitted to Landlord for Landlord’s approval (such approval not to be unreasonably withheld or delayed) no later than thirty (30) days from the date hereof, and Landlord shall approve or disapprove of the Plans within five (5) Business Days after receiving them. Any disapproval by Landlord of the Plans shall be accompanied by a reasonably specific statement of reasons therefor. Tenant shall cause the Plans to be revised in a manner sufficient to remedy Landlord’s objections and/or respond to Landlord’s concerns and shall resubmit the revised the Plans to Landlord, and Landlord shall either approve or disapprove of the revised Plans within five (5) Business Days following the date of resubmission. If Landlord shall again disapprove of the Plans, Tenant shall again revise such plans and resubmit them to Landlord pursuant to the foregoing procedures until the Plans have been approved by Landlord. The Plans shall be stamped by a Maryland-registered architect and engineer, such architect and engineer being subject to Landlord’s approval as set forth in Section 2(b), below, and shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, as amended from time to time, and the regulations promulgated thereunder) and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction. Landlord will not approve any alterations or additions that require unusual expense to readapt the Premises to the Permitted Use on expiration or termination of this Lease or increase the cost of insurance on the Building, unless Tenant first gives assurances reasonably acceptable to Landlord that such readaptation will be made prior to such expiration or termination without expense to Landlord and for payment of any such increased cost. Tenant acknowledges and agrees that any review or approval by Landlord of any plans and/or specifications with respect to Tenant’s Work is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

b.     Performance of Tenant’s Work. Promptly after the delivery of the Premises to Tenant, Landlord’s approval of the Plans (the “Approved Plans”) and receipt by Tenant of all required permits and approvals, Tenant shall commence and exercise all reasonable efforts to complete the work specified therein (“Tenant’s Work”). All of Tenant’s Work shall be completed in accordance with the Approved Plans and the requirements for alterations and improvements made by or on behalf of Tenant set forth in this Lease and in the Rules and Regulations; provided, that (i) Tenant shall not be required to provide any additional security (i.e., lien and completion bonds) in connection with Tenant’s Work, and (ii) Tenant shall not be required to use Landlord’s designated contractors with respect to any portions of Tenant’s Work affecting the Structural Elements and/or fire and life safety systems of the Building, unless the same are available at commercially reasonable rates. Tenant’s Work shall be performed by a general contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed, under a written construction contract (and Landlord hereby acknowledges and agrees that Advantage General Construction is hereby approved). Further, Tenant shall have the right to hire its own project manager, architect and engineer (together with Tenant’s general contractor, “Tenant’s Construction Team”), subject to Landlord’s reasonable approval, in connection with the performance of Tenant’s Work (and Landlord hereby acknowledges and agrees that project manager: Adnan Sheikh, Scheer Partners; architect: Jef Fuller, DNC Architects; engineer: Pat Goetz, JennErik Engineering is/are hereby approved). The approval by Landlord of Tenant’s Construction Team shall not impose upon Landlord any responsibility or liability whatsoever to Tenant as a result of, or arising out of, the defaults or other acts or omissions of the Tenant’s Construction Team. Prior to commencing Tenant’s Work, Tenant shall obtain and provide

Execution Version

Landlord with copies of, all state, local and other necessary permits and shall carry such insurance required under the Lease (naming Landlord, Landlord’s property manager, any Superior Mortgagee and any other parties reasonably designated by Landlord as additional insureds). In addition, Landlord may monitor the progress of Tenant’s Work, including, without limitation, attend any weekly or other periodic job meetings. Any review and monitoring of Tenant’s Work by Landlord shall not impose upon Landlord any responsibility or liability whatsoever to Tenant as a result of, or arising out of, Tenant’s Work. Within forty-five (45) days after completion of any Tenant’s Work, Tenant shall provide to Landlord “as-built” plans of the Tenant’s Work. Tenant shall provide Landlord with copies of the certificate of occupancy for any Tenant’s Work that requires a certificate of occupancy reasonably promptly after completion of such Tenant’s Work. Nothing herein shall be construed as permitting Tenant to occupy all or any portion of the Premises for which Tenant has not obtained a certificate of occupancy or otherwise failed to comply with applicable legal requirements.

c.     Landlord’s Contribution. Landlord shall reimburse Tenant for the costs incurred by Tenant with respect to the performance of Tenant’s Work (the “Cost of Tenant’s Work”) up to the amount of Landlord’s Contribution and as more particularly set forth in this Section 2(c), provided that a requisition is submitted by Tenant in accordance with the provisions of this Exhibit C on or before the date that is twenty-four (24) months after the Commencement Date. As used herein, “Landlord’s Contribution” shall mean $1,696,375.00 (i.e., $125.00 per rentable square foot of the Premises). At least eighty percent (80%) of the total amount of Landlord’s Contribution requisitioned by Tenant must be for hard costs incurred by Tenant, including architectural and mechanical, electrical and plumbing services. The balance of the Landlord’s Contribution may be applied toward soft costs, including without limitation consultant fees; the installation of a security system; the installation of furniture, fixtures and equipment; and telephone and data cabling costs. The Costs of Tenant’s Work shall not include costs arising from an Event of Default or from any facts or circumstances that could become an Event of Default, such as legal fees or bonding costs arising in connection with a mechanic’s lien placed on the Premises or Tenant’s interest therein. Tenant shall be entirely responsible for any excess. Landlord’s Contribution shall be payable by Landlord to Tenant (or, at Tenant’s election, directly to Tenant’s contractor) upon written requisition to Landlord in monthly installments, as provided below, according to reasonable construction disbursement procedures and as Tenant’s Work progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty (30) days, for such disbursement, which shall be accompanied by: (i) invoices for Tenant’s Work covered such requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); (iii) a certificate signed by the Tenant’s architect certifying that Tenant’s Work represented by the aforementioned invoices has been completed substantially in accordance with the Approved Plans; (iv) a certificate of substantial completion and as-built plans for Tenant’s Work (in the case of a final installment); and (v) all other information and materials reasonably requested by Landlord. Landlord shall pay each required installment within thirty (30) days of receiving the materials enumerated in the previous sentence. Each installment by Landlord will be in the amount of Landlord’s pro-rata share based on the ratio of Landlord’s Contribution to the total Cost of Tenant’s Work (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant), less a retainage equal to the retainage set forth in the construction contract, but in no event shall Landlord be required to pay more than Landlord’s Contribution. Landlord shall not be obligated to disburse funds for materials stored off-site.

d.     Delay. In the event Tenant’s completion of Tenant’s Work is delayed due to (i) any breach by Landlord of its obligations under this Work Letter, including, without limitation,

Execution Version

and subject to the applicable notice and cure periods, Landlord’s failure to respond to the submission of Plans by Tenant in a timely manner or Landlord’s failure to timely complete Landlord’s Work, or (ii) any other act or omission of Landlord that continues for more than one (1) Business Day after written notice, then, in each case, the Rent Commencement Date shall be delayed by one (1) day for each day that the completion of Tenant’s Work was so delayed beyond the date completion otherwise would have occurred.

Execution Version

Schedule C-1

“Scope of Work”

•	Provide and install new backup generator to provide a minimum of 5 watts per square foot for the Premises

•	Sub-metering utilities to Premises

•	Pull fiber-optic of Tenants choosing to the Building

•

Provide and install a cell phone amplifier for the Building; notwithstanding anything in the Lease or this Exhibit C to the contrary, Landlord shall not be required to incur more than $10,000.00 in costs in the aggregate for this element, and to the extent the total costs of this element exceed $10,000.00, Tenant shall upon demand reimburse Landlord for the balance of such excess costs within thirty (30) days of receipt of Landlord’s demand therefor.

•

Uninstall and remove current base board heating and cooling units throughout the Premises and install a new HVAC system (as described below); notwithstanding anything in the Lease or this Exhibit C to the contrary, Landlord shall not be required to incur more than $100,000.00 in costs in the aggregate for this element, and to the extent the total costs of this element exceed $100,000.00, Tenant shall upon demand reimburse Landlord for the balance of such excess costs within thirty (30) days of receipt of Landlord’s demand therefor.

•	Packaged DX, gas fired lab rooftop unit as well as a dedicated office rooftop unit designed in accordance with mutually acceptable specifications.

•	Provide and install a lab waste line

•	Provide and install five (5) skylights at mutually agreed upon locations

•	Provide and install four (4) store front glass fronts in the back of the Building

•	Close off entrance at front right of building and install a window

•	Provide and install new exterior entrance to the building to include modern glass double door entrance

•	To include installing a new awning and landscaping improvements

•	Tenant will be consulted and have input on final design

•	Provide and install a glass insert at the rear entrance near loading to include a dock leveler for lab deliverables

•	Only need one rear entrance door

•

Provide and install an autoclave/glass wash area in the Building (specs below); notwithstanding anything in the Lease or this Exhibit C to the contrary, the autoclave/glass wash area shall not be located within the Premises and shall instead be located in a mutually agreed upon location adjacent to the Premises for use as a Common Facility by Tenant and other tenants of the Building, as more particularly set forth in the Lease.

•	Autoclave - BMT Laboratory Sterilizer Model Sterlvap SL559-1

•	Glasswasher – Miele Model PG8583CD with UG30-90/70-85 Base

Execution Version

EXHIBIT D

Commencement Date Letter

            , 20

[Name of Contact]

[Name of Tenant]

[Address of Tenant]

RE:	[Name of Tenant]
[Premises Rentable Area and Floor]
[Address of Building]

Dear [Name of Contact]:

Reference is made to that certain Lease, dated as of             , 201    , between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the                      floor of the above-referenced building. In accordance with Section [                    ] of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on , and that the Term of the Lease shall expire on                     .

If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

Very truly yours,

[Landlord]

By:
Name:
Title:

Accepted and Agreed:

[Tenant]

By:
Name:
Title:
Date:

D-1

Execution Version

EXHIBIT E

Operating Expenses

Operating Expenses shall include the following, without limitation:

1.

All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Buildings and such other properties.

2.

The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, cleaning supplies and equipment (including rental), snow plowing or removal, or both, care of landscaping and irrigation systems, installing intrabuilding network cabling and maintaining, repairing, securing and replacing existing intrabuilding network cabling, management and protection of the Property and the Buildings.

3.

The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4.

Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Gaithersburg, Maryland area for similar properties, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

5.

Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.

The annual amortization of any Permitted Capital Improvements (as hereinafter defined), amortized over the useful life thereof, as reasonably determined by Landlord, including interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the Permitted Capital Improvements in question as of the date such Permitted Capitals are performed. “Permitted Capital Improvements”

Execution Version

shall mean capital expenses incurred at the Property (including the Building), which are (1) intended to reduce Operating Expenses, or (2) are required to comply with any Laws first coming into applicability after the date of this Lease.

7.	Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

8.	Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

9.	Commercially reasonable management fees.

10.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

11.	Without limiting the generality of any of the foregoing, the costs of maintaining, repairing and/or replacing the autoclave and glass washer.

Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

(i)     Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) at such tenant’s cost or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise;

(ii)     The cost of any work or services performed for any other property other than the Property;

(iii)     Marketing costs, including leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions and disputes with present or prospective tenants or other occupants of the Buildings;

(iv)     Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Buildings;

(v)     Taxes;

(vi)     Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants;

(vii)     Depreciation and amortization on the Building, except as expressly permitted elsewhere in the Lease (including with respect to Permitted Capital Expenditures);

(viii)     Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the service, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or affiliate;

(ix)     Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

Execution Version

(x)     Items and services which Tenant is not entitled to receive under this Lease but which a Landlord provides selectively to one or more tenants of the Buildings other than Tenant or for which Landlord is separately reimbursed;

(xi)     The cost of any items that, under generally accepted accounting principles, are properly classified as capital expenses, except as expressly provided above with respect to Permitted Capital Improvements;

(xii)     Costs incurred, in excess of the deductible, in connection with repairs or other work needed to the Buildings because of fire, windstorm, or other casualty or cause insured against by Landlord;

(xiii)     Any costs, fines or penalties incurred because Landlord, any other occupant of the Property, or their respective agents, employees or contractors violated any governmental rule or authority;

(xiv)     Costs to comply with any covenant, condition, restriction, underwriter’s requirement or Law applicable to the Premises or the Property on the Commencement Date;

(xv)     Any capital cost necessary to cure any violation of any Law, ordinance or regulation applicable to the Building existing as of the Commencement Date;

(xvi)     Any fee, profit, or compensation paid or retained by Landlord or its affiliates for management and administration of the Property in excess of 3.5% of gross revenues for the Property;

(xvii)     Expense reserves;

(xviii)     Insurance deductibles in excess of Ten Thousand Dollars ($10,000) and co-insurance payments; and

(xix)     Costs incurred in connection with the remediation, clean-up, or abatement of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant.

Execution Version

EXHIBIT F

Rules and Regulations of Building

The following regulations are generally applicable:

1.

The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.

No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains. blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, with prior approval by Landlord.

3.

No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the common areas of the Property, nor placed in the halls, corridors or vestibules.

4.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

5.	Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction.

6.	Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

7.

Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons calling upon Tenant and shall be liable to the Landlord for all wrongful acts of such persons.

8.

The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

9.

There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or its agent, contractors, employees or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

10.	No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

Execution Version

11.

No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13.

No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord. Tenant shall comply with all applicable “No Smoking” and if Tenant is required by Law to adopt a written smoking policy, a copy of said policy shall be on file in the property manager’s office in the Building.

14.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

15.

Tenant shall not use the name of the Building for any purpose other than Tenant’s business address; Tenant shall not use the name of the Building for Tenant’s business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known.

16.	No article which is explosive or dangerous is allowed in the Building.

17.	Canvassing to solicit business from other tenants of the Building is not permitted.

18.	Tenant shall participate in any recycling programs undertaken by Landlord or required by applicable Laws.

19.

No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord’s prior approval, which approval shall not be unreasonably withheld.

20.

To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

21.

Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea and similar beverages for Tenant’s employees and visitors provided such use is in compliance with applicable Laws and does not disturb other tenants in the Building with odor, refuse or pests.

Execution Version

22.

All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord to absorb or prevent any vibration, noise or annoyance. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

23.

Tenant shall not construct or place partitions, furniture or other obstructions that interfere with Landlord’s free access to mechanical installations located in the Building, including air-cooling, fan, ventilating and machine rooms and mechanical and electrical closets, the proper functioning of the Base Building Systems or the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor any contractor, invitee or licensee of Tenant shall at any time enter said enclosures or tamper with, adjust, touch or otherwise affect in any manner such mechanical installations

24.	No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord’s prior written consent not to be unreasonably withheld.

25.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26.	Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the requirements established by Landlord therefor.

27.

The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease.

Execution Version

Attachment I to Exhibit F

Rules and Regulations for Tenant Alterations

A.	General

1.     All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

2.     Tenant shall, prior to the commencement of any work, submit for Landlord’s written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

3.     Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

4.     No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

5.     All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before 7:00 a.m. or after 6:00 p.m. and Tenant shall provide the Building manager with at least 48 hours’ notice prior to proceeding with such work.

6.     All inquiries, submissions, approvals and all other matters shall be processed through Landlord’s property manager.

7.     All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord’s representative.

B.	Prior to Commencement of Work

1.     Tenant shall submit to the property manager a request to perform the work. The request shall include the following enclosures:

(i)	A list of Tenant’s contractors and/or subcontractors for Landlord’s approval.

(ii)	Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer and meeting the requirements in Section D below.

(iii)	A properly executed building permit application form.

(iv)

Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant’s contractor and, if requested by Landlord, from the contractor’s subcontractors.

(v)	Contractor’s and subcontractor’s insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

(vi)	All applicable licenses held by any contractors and subcontractors.

Execution Version

2.     Landlord will return the following to Tenant:

(i)	Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

(ii)	Two fully executed copies of the Insurance Requirements Agreement.

3.     Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority. Any plan or design approval rights reserved to or exercised by Landlord hereunder are for the sole and exclusive benefit of Landlord to ensure compatibility of such work with Building systems and Building standards, and such approval does not constitute any representation or warranty whatsoever as to the adequacy, correctness, efficiency or compliance with applicable Law of such plan or design or the work shown thereon and Landlord is expressly not reviewing Tenant’s plans for such purposes.

4.     Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C.	Requirements and Procedures

1.     All structural and floor loading requirements shall be subject to the prior approval of Landlord’s structural engineer.

2.     All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord’s mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building or are otherwise reasonably approved by Landlord. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

3.     If an operating engineer or master mechanic is required by any applicable Law, such engineer or master mechanic shall be paid for by Tenant.

4.     If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord’s representative and shall be performed only at times reasonably approved by Landlord. No work will be performed in Building mechanical equipment rooms without Landlord’s approval and under Landlord’s supervision.

5.     Tenant’s contractor shall:

(i)	have a superintendent or foreman on the Premises at all times;

(ii)	police the job at all times, continually keeping the Premises orderly;

(iii)	maintain cleanliness and protection of all areas, including lobbies and walkways.

Execution Version

(iv)	protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v)	block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

(vi)	avoid disturbance of other tenants.

6.     If Tenant’s contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

7.     All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

8.     A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

9.     Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

10.     Tenant shall submit to Landlord a final “as-built” set of drawings in Auto-CAD format and one set of blueprints showing all items of the Alterations in full detail.

11.     Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D.	Standards for Plans and Specifications

Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

1.     Floor plan indicating location of partitions and doors (details required of partition and door types).

2.     Location of standard electrical convenience outlets and telephone outlets.

3.     Location and details of special electrical outlets; e.g., photocopiers, etc.

4.     Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.     Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.     Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7.     Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8.     Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

Execution Version

9.     Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10.     Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

11.     Location and weights of storage files.

12.     Location of any special soundproofing requirements.

13.     Location and details of special floor areas exceeding 50 pounds of live load per square foot.

14.     All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant’s Plans.

15.     All drawings to be uniform size (30” x 46”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.     All drawings shall be submitted in hard-copy paper form (together with a PDF scanned copy of all paper drawings) and on disk in Auto-CAD Version 2000.

17.     All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

Execution Version

Attachment II to Exhibit F

Contractor’s Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant named above (hereinafter called “Tenant”) of the Building named above (or by Tenant’s contractor) to perform certain work (“Work”) for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1.     Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2.     Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a)     “Builder’s All Risk” insurance in an amount at least equal to 100% of the replacement value of such Alterations.

(b)     Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(c)     Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:	$5,000,000 per person
$5,000,000 per occurrence

Property Damage:	$3,000,000 per occurrence
$3,000,000 general aggregate

Execution Version

(d)     Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$3,000,000 per person
$5,000,000 per occurrence

Property Damage:	$1,000,000 per occurrence
$3,000,000 general aggregate

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies. At Landlord’s request, the foregoing policies shall name Landlord (and such other persons as Landlord reasonably may request) as additional insureds.

3.     Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a)     Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b)     Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2( c).

(c)     Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(d).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this day of             , 20    .

Contractor:

By:

By:

By:

EXHIBIT G

SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT made this 5th day of October, 2018, between RGA REINSURANCE COMPANY, a Missouri corporation (hereinafter called “Mortgagee”), ARCELLX, INC., a Delaware corporation (hereinafter called “Tenant”) and TFG WEST WATKINS PROPERTY, LLC, a Delaware limited liability company (“Landlord” or “Borrower”).

W I T N E S S E T H:

Recitals

ARTICLE 19 Tenant is the tenant under a lease dated 10/5/18, by and between Tenant and Landlord (said Landlord and its successors and assigns occupying the position of landlord under the Lease hereinafter called “Landlord”), covering a portion of the Mortgaged Property (hereinafter called the “Demised Premises”). wherein Landlord leased to Tenant certain premises known as the “Demised Premises” located on the property legally described on Exhibit “A” (the “Mortgaged Property”).

ARTICLE 20 Mortgagee intends to make or is making a loan (the “Loan”) to Borrower, which will be evidenced by a Promissory Note (the “Note”) from Borrower to Mortgagee and secured in part by a first deed of trust, mortgage, or deed to secure debt (which is herein called the “Mortgage”). The Mortgage, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guarantys, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments or modifications thereof, are sometimes herein collectively referred to as the “Loan Documents”.

A.     Tenant has been requested to, and is willing to enter into this agreement as part of the transaction for the Loan from Lender to Borrower, which will be of benefit to Tenant by preserving and maintaining the financial standing of Borrower with regard to the Mortgaged Property and the Demised Premises.

Agreements

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Mortgagee and Tenant hereby agree and covenant as follows:

1.     The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all liens, interests and rights created thereby and to any and all increases, renewals, modifications, extensions, and/or consolidations of the Mortgage, provided that any and all such increases, renewals, modifications, extensions, and/or consolidations shall nevertheless be subject to the terms of this Agreement.

2.     So long as Tenant is not in default (following notice and beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any term, covenant or condition of the Lease on Tenant’s part to be performed, (a) Tenant’s possession of the Demised Premises and Tenant’s rights and privileges under the Lease, shall not be disturbed or interfered with by Mortgagee in the exercise of its rights under the Mortgage to foreclose said Mortgage and/or to have the Mortgaged Property sold at trustee’s sale, and (b) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purposes of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage, however Mortgagee may join Tenant as a party defendant in any action or proceeding to enforce the Mortgage or any other instrument given as security for the loan to Landlord, if such is done only for purposes of procedure and required completeness and not for the purposes of canceling the Lease or Tenant’s rights under such Lease. The term “Mortgagee” shall include all persons deriving title to the Mortgaged Property by, through or under Mortgagee.

3.     In the event any proceedings are brought for the foreclosure of the Mortgage, or if the Mortgaged Property be sold pursuant to a trustee’s sale under the Mortgage or if the Mortgagee becomes owner of the Mortgaged Property by acceptance of a deed or assignment in lieu of foreclosure or otherwise, Tenant shall attorn to the purchaser or Mortgagee, as the case may be, upon any such foreclosure sale or trustee’s sale or acceptance by Mortgagee of a deed or assignment in lieu of foreclosure and Tenant shall recognize such purchaser or Mortgagee, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage or any such purchaser, any instrument or certificate which, in the reasonable judgment of Landlord or of such holder(s) or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

4.     If Mortgagee shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Demised Premises upon any foreclosure of the Mortgage or any trustee’s sale under the Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (following notice and beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of Landlord. From and after any such attornment, Mortgagee or such purchaser shall be bound to Tenant under all the terms, covenants, and conditions of the Lease, and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Mortgagee or such purchaser, have the same remedies against Mortgagee or such purchaser for the breach of an agreement contained in the Lease that

Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided, however, the Mortgagee or such purchaser shall not be:

(a)     liable for any act or omission of any prior landlord (including Landlord), except to the extent such act or omission constitutes a continuing default under the Lease and Mortgagee shall fail to cure or remedy the same within thirty (30) days after notice from Tenant specifying such default, or if such continuing default is of such a nature that Mortgagee cannot reasonably remedy the same within such thirty (30) day period, Mortgagee shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(b)     subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(c)     bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(d)     bound by any amendment or modification of the Lease made without Mortgagee’s consent; or

(e)     liable for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit was actually paid over to Mortgagee or such purchaser by the prior landlord; or

(f)     liable for any moving, relocation or refurbishment allowance or any construction of or payment of allowance for tenant improvements to the Demised Premises or the Mortgaged Property or any part thereof for the benefit of Tenant, other than with respect to the continuing maintenance and repair obligations under the Lease; or

(g)     liable for any repairs or replacements to the Mortgaged Property or the Demised Premises arising prior to the date Mortgagee takes possession of the Mortgaged Property, unless the failure to make such repairs or replacements continues following the succession to the interest of Landlord under the Lease by Mortgagee or such purchaser.

5.     Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (following notice and beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed.

6.     This Agreement and the Lease may not be amended or modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Property, and their respective heirs, personal representatives, successors and assigns.

7.     Tenant represents that it has no right or option of any nature to purchase the Mortgaged Property or any portion of the Mortgaged Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Mortgagee and any purchaser of the Mortgaged Property under and/or following a trustee’s sale.

8.     To the extent that the Lease shall entitle the Tenant to notice of any mortgage, and/or the address of the Mortgagee, this Agreement shall constitute such notice to the Tenant with respect to the Mortgage and to the address of the Mortgagee. So long as the Mortgage on the premises remains outstanding, Tenant will deliver to Mortgagee a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to which Tenant proposes to abate or reduce the rental payable under the Lease or to terminate or cancel the Lease, and that no such notices to Landlord shall be effective against Mortgagee, unless a copy of such notice is also delivered to Mortgagee. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default or failure of performance under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default or failure of performance within thirty (30) days from Mortgagee’s receipt of such written notice from Tenant stating the nature of such default or failure of performance, or such longer time as may be reasonably required, provided that Mortgagee commences to cure within such thirty (30) day period and diligently pursues such cure to completion.

9.     Tenant agrees to pay all rents directly to Mortgagee immediately upon notice that Mortgagee is exercising its rights to such rents under the Mortgage or any other loan document executed in connection with the Mortgage, including but not limited to, any assignment of leases and rents, following a default by Landlord or other applicable party beyond any applicable cure period. Landlord consents to such direct payments and agrees that all such payments shall be credited to Tenant’s rental obligations under the Lease.

10.     All notices to be sent hereunder shall be sent by certified mail, return receipt requested, by a nationally recognized overnight courier, or shall be personally delivered to the respective parties at the following addresses:

If to Mortgagee:	RGA Reinsurance Company
16600 Swingley Ridge Road
Chesterfield, Missouri 63017
Attn: Mortgage Loan and Real Estate Department

If to Tenant:	Arcellx, Inc.
25 West Watkins Mill Road
Gaithersburg, Maryland 20878
Attention: President & Chief Executive Officer

or to such other address as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

11.     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland.

12.     This Agreement may be executed in multiple counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be one and the same instrument with the same signature as if all parties to this Agreement had signed the same signature page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

MORTGAGEE:		TENANT:

RGA REINSURANCE COMPANY		ARCELLX, INC.

By:	Christopher Dolan	By:	David M. Hilbert
Name:	Christopher Dolan	Name:	David M. Hilbert
Title:	UP Portfolio Manager	Title:	President + CEO

LANDLORD:

TFG WEST WATKINS PROPERTY, LLC

By:	R. Scolt Macphee
Name:	R. Scolt Macphee
Title:	President

EXHIBIT H